As filed with the Securities and Exchange Commission on January 15, 2010
Registration No. 333-164359

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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BERGIO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	5094	27-1338257
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 Daniel Road E. Fairfield, New Jersey 07004
(973) 227-3230

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Berge Abajian, Chief Executive Officer
12 Daniel Road E. Fairfield, New Jersey 07004
(973) 227-3230

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
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Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	x

CALCULATION OF REGISTRATION FEE
Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	3,367,080 (1)	$0.42	$1,414,174	$100.83
Total	3,367,080	$0.42	$1,14,174	$100.83
These shares are being registered pursuant to a Securities Purchase Agreement dated as of November 16, 2009 between Bergio International, Inc and Tangiers Investors, LP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
DATED JANUARY 11, 2009

PROSPECTUS
BERGIO INTERNATIONAL, INC.
3,367,080 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale of 3,367,080 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock.  We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP, (“Tangiers”), the selling stockholder. We agreed to allow Tangiers to retain 12% of the proceeds raised under the Securities Purchase Agreement, which is more fully described below.

The shares of our common stock are currently traded on the Over-the-Counter-Bulletin Board.  Our stock will be offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. The stock prices may be different than prevailing market prices or at privately negotiated prices. On December 9, 2009, the last reported sale price of our common stock was $0.49 per share. Our common stock is quoted on the Over-the-Counter-Bulletin Board under the symbol “BRGO.” The market price of our stock will fluctuate based on the demand for the shares of our common stock.

On November 16, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $25,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 88% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $25,000,000. Pursuant to the Securities Purchase Agreement, Tangiers will receive a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 30 days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.  As of December 28, 2009, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.

With the exception of Tangiers, who is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is January __, 2010

GENERAL

As used in this Prospectus, references to “the Company,” “Bergio” “we”, “our,” “ours” and “us” refer to Bergio International, Inc. Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

We were incorporated on July 24, 2007 as Alba Mineral Exploration, Inc. under the laws of the state of Delaware.  We formed a wholly-owned subsidiary, also known as Alba Mineral Exploration, Inc., an Alberta corporation.  Alba Mineral was formed to conduct our originally planned mineral exploration on the Crow Hill mineral claim located on the Baie Verte Peninsula on Newfoundland Island, Canada.

In October 2009, subsequent to our reporting period, we acquired the business operations of Diamond Information Institute, Inc., a New Jersey corporation.  As a result of this transaction, we abandoned our prior business plan to develop the Crown Hill claim, in order to pursue what we perceive to be the superior opportunity presented by the acquired company.  Consequently, we have transferred the rights to Alba Mineral to our former officer and director, Owen Gibson, and certain of our prior shareholders. As a result of the acquisition in October, 2009, we have obtained all of the assets of Diamond Information Institute.

We are now in the business of designing and manufacturing upscale jewelry. We relocated our principal executive offices to 12 Daniel Road E. Fairfield, New Jersey 07004, and our telephone number is now (973) 227-3230.  We have also changed our name from Alba Mineral Exploration, Inc. to Bergio International, Inc., and have discontinued all prior business operations in favor of the business plan and operations of Diamond Information Institute, the acquired operations, which will be our only significant operations going forward.  Our website is located at  www.Bergio.com.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Both Alba Mineral Exploration and Diamond Information Institute received going concern opinions for the periods ended September 30, 2009 and December 31, 2008 and 2007.  For the nine months ended September 30, 2009 Diamond  had a negative working capital of $226,617 and a net loss of $359,412.  For the year ended December 31, 2008 Diamond had a negative working capital of $82,333 and a net loss of $1,106,856.
On a pro forma basis the Company had a negative working capital of $236,933 for the period ended September 30, 2009 and a net loss of $367,173. For the year ended December 31, 2008 the Company had working capital of $79,778 and a net loss of $1,143,797.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply, or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Summary Financial Information

In the table below, we provide you with summary financial data for Diamond Information Institute, the company we have acquired and whose operations we have since assumed beginning October, 2009. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

		Nine- Months Period Ended September 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Statement of Operations Data
	Sales- Net	$708,959	$1,385,620	$1,296,585
	Total Operating Expenses	487,457	1,631,287	1,488,342
	Gross Profit	197,034	537,644	70,024
	Net Loss	(359,412)	(1,106,856)	(1,171,980)
	Net Loss Per Share	(0.03)	(0.09)	(0.07)

Balance Sheet Data
	Total Current Assets	$1,807,489	$2,079,321	$2,074,989
	Current Liabilities	2,034,106	1,996,988	1,549,538
	Total Stockholders’ Deficit	(186,459)	111,954	436,403
	Total liabilities and stockholders’ deficit	$1,987,427	$2,245,304	$2,302,704

ABOUT THIS OFFERING

Securities Being Offered	Up to 3,367,080 shares of common stock in Bergio International, Inc.

Initial Offering Price
The selling shareholders will sell our shares at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 3,367,080 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Tangiers, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the Securities Purchase Agreement.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	48,329,604 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering (1)	51,696,684 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

(1)	Assumes the issuance to Tangiers of all shares being registered under the Securities Purchase Agreement.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks related to our Securities Purchase Agreement

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the Securities Purchase Agreement will be issued at 88% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the Securities Purchase Agreement. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

The commitment amount of the Securities Purchase Agreement is $25,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $24,950,000. At our current share price of $0.42 per share we will sell our stock to Tangiers at 88% of the market price per share which equates to a share price of $0.3696.  If our current share price remains at $0.42 we will need to register  67,640,693 shares of our common stock in order to obtain the full $25,000,000 available to us under the Securities Purchase Agreement. The total amount of 3,367,080 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.  Which means we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 3,367,080 shares of our common stock we will register, we will only be able to receive approximately $ 1,194,473 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

Our ability to raise funds under the Securities Purchase Agreement is also limited by a number of factors, including the fact that the maximum advance amount is capped at $250,000 as well as the fact that we are not permitted to submit any request for an advance within 10 trading days of a prior request. Also the Company may only draw an amount equal to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitable suffer.

Risks Related To Our Business

We Have Been The Subject Of A Going Concern Opinion By Our Independent Auditors Who Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Both Alba Mineral Exploration and Diamond Information Institute received going concern opinions for the periods ended September 30, 2009 and December 31, 2008 and 2007.  For the nine months ended September 30, 2009 Diamond  had a negative working capital of $226,617 and a net loss of $359,412.  For the year ended December 31, 2008 Diamond had a negative working capital of $82,333 and a net loss of $1,106,856.  On a pro forma basis the Company had a negative working capital of $236,933 for the period ended September 30, 2009 and a net loss of $367,173. For the year ended December 31, 2008 the Company had working capital of $79,778 and a net loss of $1,143,797.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply, or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

A decline in discretionary consumer spending may adversely affect our industry, our operations, and ultimately our profitability.

Luxury products, such as fine jewelry, are discretionary purchases for consumers.  Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries.  Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates.  Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Because we are highly dependent on our key executive officer for the success of our business plan and may be dependent on the efforts and relationships of the principals of future acquisitions and mergers, if any of these individuals become unable to continue in their role, our business could be adversely affected.

We believe our success will depend, to a significant extent, on the efforts and abilities of Berge Abajian, our CEO.  If we lost Mr. Abajian, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Abajian at all, or on terms that are not unduly expensive or burdensome.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.  These professionals are regularly recruited by other companies and may choose to change companies.  Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

Because we intend to acquire businesses and such activity involves a number of risks, our core business may suffer.

We may consider acquisitions of assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

▪	The acquired assets or business may not achieve expected results;

▪	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

▪	We may not be able to retain key personnel of an acquired business;

▪	Our management’s attention may be diverted; or

▪	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

Because the jewelry industry in general is affected by fluctuations in the prices of precious metals and precious and semi-precious stones, we could experience increased operating costs that will affect our bottom line.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers.  Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins.

Because we depend on our ability to identify and respond to fashion trends, if we misjudge these trends, our ability to maintain and gain market share will be effected.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands.  Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends.  If we misjudges fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

Our ability to maintain or increase our revenues could be harmed if we are unable to strengthen and maintain our brand image.

We have spent significant amounts in branding our Bergio and Bergio Bridal lines.  We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand.  The ability to differentiate products from competitors of the Company has been a factor in attracting consumers.  However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer.  If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected.  These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

We maintain a relatively large inventory of our raw materials and if this inventory is lost due to theft, our results of operations would be negatively impacted.

We purchase large volumes of precious metals and store significant quantities of raw materials and jewelry products at our facility in New Jersey.  Although we have an insurance policy with Lloyd’s of London, if we were to encounter significant inventory losses due to third party or employee theft from our facility which required us to implement additional security measures, this would increase our operating costs.  Also such losses of inventory could exceed the limits of, or be subject to an exclusion from, coverage under our current insurance policy.  Claims filed by us under our insurance policies could lead to increases in the insurance premiums payable by us or possible termination of coverage under the relevant policy.

If we were to experience substantial defaults by our customers on accounts receivable, this could have a material adverse affect on our liquidity and results of operations.

A significant portion of our working capital consists of accounts receivable from customers.  If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected.  An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations.  A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

We May Not Be Able To Increase Sales Or Otherwise Successfully Operate Our Business, Which Could Have A Significant Negative Impact On Our Financial Condition

We believe that the key to our success is to increase our revenues and available cash. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

We May Be Unable To Manage Growth, Which May Impact Our Potential Profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives

•	Maintain a system of management controls

•	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our current chief executive officer and sole director, Mr. Berge Abajian, owns a significant percentage of our company, he will be able to exercise significant influence over our company, despite your ability to vote.

Berge Abajian, our chief executive officer and sole director, beneficially owns a majority of our common stock.  Accordingly, Mr. Abajian will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.  As a result of his ownership and position in the Company, Mr. Abajian is able to influence all matters requiring shareholder action, including significant corporate transactions.  In addition, sales of significant amount of shares held by Mr. Abajian, or the prospect of these sales, could adversely affect the market price of our common stock.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements, (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 3,367,080 shares of our common stock which are subject to issuance under the Securities Purchase Agreement, dated November 16, 2009.  Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $25,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 88% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $25,000,000. Pursuant to the Securities Purchase Agreement , Tangiers received a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 30 days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

The commitment amount of the Securities Purchase Agreement is $25,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $24,950,000 provided we are able to continue to maintain a sufficient number of shares authorized for issuance under the Securities Purchase Agreement and are able to register those shares for issuance to Tangiers. We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 3,367,080 shares of our common stock we will only be able to receive approximately $1,194,473 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 12% discount to the current market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 88% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $250,000 every 10 trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes estimated offering expenses of $50,000. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$1,244,473	$10,000,000	$15,000,000	$25,000,000
Net proceeds:	$1,194,473	$9,950,000	$14,950,000	$24,950,000
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.3696 (which is 88% of an assumed market price of $0.42)	3,367,0803	27,056,277	40,584,416	67,640,693
USE OF PROCEEDS
General Working Capital	$1,194,473	$9,950,000	$14,950,000	$24,950,000
Total	$1,194,473	$9,950,000	$14,950,000	$24,950,000

The Securities Purchase Agreement allows us to use our proceeds for general corporate purposes. We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

DILUTION

At our current assumed market price of $0.3696 we will need to issue 67,640,693 shares in order to obtain the full $25,000,000 under the Securities Purchase Agreement.  The issuance of the 67,640,693 shares to Tangiers pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders’ and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering	Percentage of Outstanding Shares Beneficially Owned before Offering (1)	Shares that Could Be Issued to Draw Down Under the Securities Purchase Agreement	Shares that May Be (2) Acquired Under the Securities Purchase Agreement	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(3)
Tangiers	1,111,111	2.30%	3,367,080	67,640,693	30%	3,367,080	0%
		%	0	0	0.00%		%
		%	0	0	0.00%		%
		%	0	0	0.00%		%
		%	0	0	0.00%		%
Total	1,111,111	2.30%	3,367,080	67,640,693	30%	3,367,080	0%
———————
(1)
Applicable percentage of ownership is based on 48,329,604 shares of our common stock outstanding as of December 28, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)
Represents the number of shares of our common stock that would need to be issued to Tangiers at an assumed market price of $0.3696 to draw down the entire $25 million available under the Securities Purchase Agreement.

(3)
Applicable percentage of ownership is based on assumed 48,329,604 shares of our common stock outstanding after the offering due to the possible issuance of shares of common stock to Tangiers under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck its managing partners. Tangiers Capital, LLC, makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On November 16, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $25,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 88% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $25,000,000. Pursuant to the Securities Purchase Agreement, Tangiers will receive a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 30 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

As of December 28, 2009, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 88% of, or a 12% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, pursuant to the Securities Purchase Agreement, Tangiers will receive a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

The commitment amount of the Securities Purchase Agreement is $25,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $24,950,000. At our current share price of $0.42 per share we will sell our stock to Tangiers at 88% of the market price per share which equates to a share price of $0.3696.  If our current share price remains at $0.42 we will need to register 67,640,693 shares of our common stock in order to obtain the full $25,000,000 available to us under the Securities Purchase Agreement. The total amount of 3,367,080 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement.  Which means we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 3,367,080 shares of our common stock we will register, we will only be able to receive approximately $1,194,473 in net proceeds after paying expenses related to this registration statement of approximately $50,000.

The dollar amount of the equity line was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed is a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. The offering expenses are estimated as follows: a SEC registration fee of $100.83 accounting fees of $14,800 and legal fees of $35,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality.  Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Berge Abajian(1)	50	Chairman and Chief Executive Officer

Arpi Abajian (2)	46	Secretary

(1) Berge Abajian became the Company’s sole Director and Chief Executive Officer in October, 2009 as part of the Company’s acquisition of the Diamond Information Institute, Inc., a publically held New Jersey corporation.  Immediately following the closing of the acquisition the Company’s former Chief Executive Officer and sole director, Mr. Owen Gibson, resigned and Mr. Abajian was appointed as our sole officer and director.

(2) Arpi Abajian was appointed to serve as Secretary by the Company’s Board of Directors on October 29, 2009. Ms. Abajian is the wife of Mr. Abajian the Company’s sole Director and the Chief Executive Officer of the Company.

Berge Abajian became the Chief Executive Officer of Bergio International in October 2009. Prior to that, Mr. Abajian served as CEO of the Diamond Information Institute, a publicly traded company listed on the Over-the Counter-Bulletin Board, from 1988 to October 2009. Mr. Abajian has a BS in Business Administration from Fairleigh Dickinson University and is well known and respected in the jewelry industry.  Since 2005, Mr. Abajian has served as the President of the East Coast branch of the Armenian Jewelry Association and has also served as a Board Member on MJSA (Manufacturing Jewelers and Suppliers of America), New York Jewelry Association, and the 2001-2002 Luxury Show.

Arpi Abajian, was appointed our Secretary on October 29, 2009, by the Company’s Board of Directors. For the past 10 years Ms. Abajian has worked at Diamond Information Institute in various administrative positions.  Ms. Abajian is currently married to the Chief Executive Officer and Sole Director of our company and does not serve on the board of any other companies.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Directors

We currently have one director.  Immediately prior to the effective time of the Acquisition, Owen Gibson resigned as our sole officer and director. Pursuant to the terms of the Share Exchange Agreement, Berge Abajian, who prior to the Acquisition was the director of the Diamond Information Institute, Inc, was appointed as our director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

The appropriate size of our Board of Directors;

Our needs with respect to the particular talents and experience of our directors;

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

Experience in political affairs;

Experience with accounting rules and practices; and

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock; (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 48,329,604 shares of Common Stock issued and outstanding as of the effective date of the Acquisition. Addresses for all of the individuals listed in the table below are c/o Bergio International, 12 Daniel Road East Fairfield, New Jersey 07004.

Title Of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership (4)	Approximate Percent of Class (%)
common	Berge Abajian (1)	26,654,700	55.2%
common	Arpi Abajian (2)	65,652	* %
common	Bateman and Company, Ltd.(3)	10,320,000	21.4%
C ccommon	All executive officers and directors as a group (3 persons)	26,720,352	55.3%

*Less than 1%

(1)	Mr. Abajian is the CEO and sole Director of the Company

(2)	Ms. Abajian is the Secretary of the Company.

(3)      The address for Bateman and Company is Unit D, 2nd Floor, Trafalgar Place, west Bay Rd. P.O. Box 792 Grand Cayman Island.

 (4)                 Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of December 28, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 48,329,609 shares of common stock outstanding on December 28, 2009 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of December 28, 2009, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Common Stock

We have 100,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 48,329,604 shares were outstanding as of December 28, 2009.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Preferred Stock

We have 10,000,000 preferred shares with a par value of $0.001 per share of preferred stock authorized.  No shares of preferred stock have been issued.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES

ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Bergio International, Inc.+ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2007 and December 31, 2008 have been audited by MSPC Certified Public Accountants and Advisors. The reports of MSPC Certified Public Accountants and Advisors are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 22, 2009, Board of Directors of the Company dismissed Seale and Beers, CPAs, its independent registered public account firm. On October 27, 2009, the accounting firm of Maddox Ungar Silberstein, PLLC was engaged as the Company’s new independent registered public accounting firm. The Board of Directors of the Company approved of the dismissal of Seale and Beers, CPAs and the engagement of Maddox Ungar Silberstein, PLLC as its independent auditor.

Seale and Beers, CPAs did not produce a report on the Company’s financial statements for either of the past two years or any interim period through the date of dismissal on October 22, 2009.

During the Company’s two most recent fiscal years and through October 22, 2009, there were no disagreements with Seale and Beers, CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

The Company has requested that Seale and Beers, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Amendment No. 1 on Form 8-K/A.

On October 27, 2009, the Company engaged Maddox Ungar Silberstein, PLLC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement and through October 27, 2009, the Company has not consulted Maddox Ungar Silberstein, PLLC regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Christopher K. Davies, Esq. and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in mineral properties. On October 19, 2009, we entered into the Exchange Agreement with Diamond Information Institute, whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute and have changed the name of the Company to Bergio International.

As a result of entering into the Exchange Agreement, we have determined to pursue the business plan of Diamond Information Institute. We are now in the business of designing and manufacturing upscale jewelry.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Both Alba Mineral Exploration and Diamond Information Institute received going concern opinions for the periods ended September 30, 2009 and December 31, 2008 and 2007.  For the nine months ended September 30, 2009 Diamond  had a negative working capital of $226,617 and a net loss of $359,412.  For the year ended December 31, 2008 Diamond had a negative working capital of $82,333 and a net loss of $1,106,856.

On a pro forma basis the Company had a negative working capital of $236,933 for the period ended September 30, 2009 and a net loss of $367,173. For the year ended December 31, 2008 the Company had working capital of $79,778 and a net loss of $1,143,797.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply, or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Our Business

We are entering into our 20th year of operations and concentrate on boutique, upscale jewelry stores.  We currently sell our jewelry to approximately 150 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish Bergio International as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions, Bergio International may agree to issue our common stock in exchange for the capital received.  However, as of the date of this Current Report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Principal Products and Services

We have historically sold our products directly to distributors, retailers and other wholesalers, who then in turn sell their products to consumers through retail stores.  Independent retail jewelers that offer the current Bergio line are not under formal contracts and most sell competing products.

Our products consist of a wide range of unique styles and designs made from precious metals such as gold, platinum and Karat gold, as well as other precious stones.  We continuously innovate and change our designs based upon consumer trends and as a result of new designs being created we believe we are able to differentiate ourselves and strengthen our brands.  We sell our products to our customers at price points that reflect the market price of the base material plus a markup reflecting our design fee and processing fees.

Each year, most jewelry manufacturers bring new products to market. We believe that we are a trendsetter in jewelry manufacturing.  As a result, we come out with a variety of products throughout the year that we believe have commercial potential to meet what we feel are new trends within the industry.  The “Bergio” designs consist of upscale jewelry that includes white diamonds, yellow diamonds, pearls, and colored stones, in 18K gold, platinum, and palladium.  We currently design and produce approximately 50 to 75 product styles.  Prices for our products range from $400 to $200,000.

Our product range is divided into three fashion lines: (i)18K gold line, (ii) a bridal line, and (iii) a couture and/or one of kind pieces. Our officer and director, Mr. Abajian, consults regularly with the design teams of his Italian manufacturers, which usually results in a constant continuation of new products and sometimes entire lines being developed.  Typically, new products come on line approximately every 3 months and most recently, Bergio International introduced its latest collection “Power in Pink”, which launched in April 2008 and consists of approximately 35 pieces made with pink gold and diamonds.  Depending on the timing and styling at any point in time, our products and collections would fall in one of the various categories shown below:

1.	Whimsical. The whimsical line includes charms, crosses and other “add-on” pieces.

2.
Middle. The proposed middle line will consist of fashion jewelry utilizing colored stones, diamonds and pearls applied to a variety of applications such as necklaces, pendants, earrings, bracelets and rings. The metals that we intend to use for the Middle line include platinum, 18K white & yellow gold.

3.
Couture. The Couture line is our most luxurious line, and consists of one of a kind pieces, new showcase products each year, and predominantly utilizes diamonds, platinum and other precious metals and stones of the highest grade and quality available.

4.
Bridal. The Bridal line is our core business. We attempt to stay on the forefront of trends and designs in the bridal market with the latest in wedding sets, engagement rings and wedding bands for both men and women.

Each year, we attempt to expand and/or enhance these lines, while constantly seeking to identify trends that we believe exist in the market for new styles or types of merchandise.  Design and innovation are the primary focus of our manufacturing and we are less concerned with the supply and capacity of raw materials.  Over the last 19 years, Mr. Abajian has been the primary influencer over the Bergio collections.  Mr. Abajian with his contacts, which are located mostly overseas, regularly meets to discuss, conceptualize and develop Bergio’s various products and collections.  When necessary, additional suppliers and design teams can be brought in as the market needs dictate. Management intends to maintain a diverse line of jewelry to mitigate concentration of sales and continuously expand our market reach.

Distribution Methods and Marketing

We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to enhance the marketability of our products.  During the past several years, we have carried out our brand development strategy based on our product quality and design excellence, which is highlighted through our sales personnel.  We have established significant networks and relationships with retailers which allow our products to be promoted and sold nationwide.  We maintain a broad base of customers and concentrate on retailers that sell fashionable and high end jewelry.  We also work with our customers to adjust product strategies based on the customer’s feedback to try and decrease the likelihood of overstocked or undesired products.

We intend to further promote our products and brand by participating in trade shows and various exhibitions, consumer and trade advertisements, billboard advertisements, as well as make specialty appearances in retail stores carrying our products.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Europe.  The inventory that we directly maintain is based on recent sales and revenues of our products but ultimately is at the discretion of Mr. Abajian and his experience in the industry.  Our inventories are commodities that can be incorporated into future products or can be sold on the open market.  Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all raw gemstones, precious metals and other raw materials used for manufacturing our products on the open market.  We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Approximately 80% of our product line is contracted to manufacturing suppliers in Italy, who then procure the raw materials in accordance with the specifications and designs submitted by Bergio International.  However, the general supply of precious metals and stones used by us can be reasonably forecast even though the prices will fluctuate often.  Any price differentials in the precious metals and stones will typically be passed on to the customer.

For the raw materials not procured by contracted manufacturers, we have approximately 5 suppliers that compete for our business, with our largest gold suppliers being Carrera Casting and Metro Gold.  Most of our precious stones are purchased from C. Mahandra & Sons and EFD.  We do not have any formal agreements with any of our suppliers but have established an ongoing relationship with each of our suppliers.

Customers

During the year ended December 31, 2008, Shane & Co. accounted for approximately 9.5% of our annual sales.  Previously, we had one customer, Western Stones and Metals, during the year ended December 31, 2007, that accounted for approximately 9% of its annual sales.  During the next twelve months, it is anticipated that Shane & Co. may account for more than 5% of our annual sales based on recent orders placed and our current projections.  We are not dependent on any specific customers as a result of having very few customers representing 5% or more of our annual sales.

Intellectual Property

Bergio is a federally registered trademarked name that we own.  Since the first trademark of “Bergio” was filed all advertising, marketing, trade shows and overall presentation of our product to the public has prominently displayed this trademark.  As additional lines are designed and added to our products, we may trademark new names to distinguish the particular products and jewelry lines.

Personnel

At December, 2009, we had 3 full-time employees and 2 part-time employees.  Of our current employees, 1 is sales and marketing personnel, 2 are manufacturing and 2 hold administrative and executive positions.  No personnel are covered by a collective bargaining agreement.  Our relationship with our employees is believed to be good.  We intend to use the services of independent consultants and contractors when possible or until we are able to hire personnel in house.

Competition and Market Overview

The jewelry design and manufacturer’s industry is extremely competitive and has low barriers to entry.  We compete with other jewelry design and manufacturers of upscale jewelry to the retail jewelry stores.  There are over 4,000 jewelry design and manufacturer’s companies, several of which have greater experience, brand name recognition and financial resources than Bergio International.

Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to ensure a competitive measure.  Recently the U.S. economy has encountered a slowdown and Bergio International anticipates the U.S. economy will most likely remain weak at least through the end of 2010. Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy.  Consumer spending for discretionary spending generally declines during times of falling consumer confidence, which may affect our retail sale of our products.  U.S. consumer confidence reflected these slowing conditions throughout 2008.  The impact of the slowing U.S. economy is not usually known until the second quarter of any given year in our industry thus it is hard to estimate the actual impact the slowing economy will have on our business.

According to the United States Department of Commerce outlook in 2008, the United States apparent consumption of precious metal jewelry was expected to grow over the next few years at a slow but steady rate, before picking up considerably in 2010.  A stronger economy, more spending by the baby boomers and young professionals with an overall trend toward luxury products will lead to future growth.  From 2007 to 2011, apparent consumption of precious metal jewelry is expected to increase by an average of 3.9% per year, totaling $14.0 billion in 2011.  Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing operations as a result of having a large majority of our jewelry manufacturing being conducted overseas.

In fact, approximately 80% of our manufacturing is contracted to quality suppliers in the vicinity of Valenza, Italy with the remaining 20% of setting and finishing work being conducted in Bergio International’s Fairfield, New Jersey facility.  The setting and finishing work done in our New Jersey facility involves the use of precision lasers, which use soap and water rather than soldering.  Also a standard polishing compound is used for the finishing work but it does not have a material impact on our cost and effect of compliance with environmental laws.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses.   In addition, our operations are affected by federal and state laws relating to marketing practices in the retail jewelry industry. We are subject to the jurisdiction of federal, various state and other taxing authorities.  From time to time, these taxing authorities review or audit our business.

Description of Property

Currently, we have a 1,730 square feet design and manufacturing facility located in Fairfield, New Jersey, which is currently being leased until August 31, 2010.  We also rent office space at this facility.  We pay approximately $2,200 per month.  Since a majority of the manufacturing is conducted by sub-contractors in Italy, the current space is presently adequate for the performance of all company functions, which includes minimal manufacturing, design and administrative needs.

Additionally, we anticipate opening additional offices and/or design facilities in other locations as we continue to implement our business plan throughout the United States, when and if any acquisitions are completed in the future.  At the current time, our expansion plans are in the preliminary stages with no formal negotiations being conducted.  Most likely no expansions will take place until additional revenues can be achieved or additional capital can be raised to help offset the costs associated with any expansion.

Litigation

None

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Diamond Information Institute for the years ended December 31, 2008 and 2007, and the interim period ended September 30, 2009. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed under the heading “Risk Factors.”

Overview

In September 2009, the Company decided to discontinue its mineral exploration activities. The Company subsequently agreed to return those mineral properties to Mr. Owen Gibson in exchange for 3,310,000 shares of the Company’s common stock. Accordingly, the Company’s financial statements have been restated to show its mineral exploration activities as discontinued operations. The Company has no assets or liabilities related to the discontinued operations as of September 30, 2009

We were incorporated on July 24, 2007 as Alba Mineral Exploration, Inc. under the laws of the state of Delaware.  We formed a wholly-owned subsidiary, also known as Alba Mineral Exploration, Inc., an Alberta corporation.  Alba Mineral was formed to conduct our originally planned mineral exploration on the Crow Hill mineral claim located on the Baie Verte Peninsula on Newfoundland Island, Canada.

In October 2009, subsequent to our reporting period, we acquired the business operations of Diamond Information Institute, Inc., a New Jersey corporation.  As a result of this transaction, we abandoned our prior business plan to develop the Crown Hill claim, in order to pursue what we perceive to be the superior opportunity presented by the acquired company.  Consequently, we have transferred the rights to Alba Mineral to our former officer and director, Owen Gibson, and certain of our prior shareholders.

We are now in the business of designing and manufacturing upscale jewelry. We relocated our principal executive offices to 12 Daniel Road E. Fairfield, New Jersey 07004, and our telephone number is now (973) 227-3230.  We have also changed our name from Alba Mineral Exploration, Inc. to Bergio International, Inc., and have discontinued all prior business operations in favor of the business plan and operations of the acquired operations which will be our only significant operations going forward.  Our website is located at www.Bergio.com.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Both Alba Mineral Exploration and Diamond Information Institute received going concern opinions for the periods ended September 30, 2009 and December 31, 2008 and 2007.  For the nine months ended September 30, 2009 Diamond  had a negative working capital of $226,617 and a net loss of $359,412.  For the year ended December 31, 2008 Diamond had a negative working capital of $82,333 and a net loss of $1,106,856.

On a pro forma basis the Company had a negative working capital of $236,933 for the period ended September 30, 2009 and a net loss of $367,173. For the year ended December 31, 2008 the Company had working capital of $79,778 and a net loss of $1,143,797.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply, or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Critical Accounting Policies

Accounts Receivable.  Management periodically performs a detailed review of amounts due from customers to determine if accounts receivable balances are impaired based on factors affecting the collectability of those balances.  Management has provided an allowance for doubtful accounts of approximately $86,000 at September 30, 2009 and $80,000 at December 31, 2008.

Long-Lived Assets.  In accordance with current Accounting Principles long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is determined to be impaired, the loss is measured by the excess of the carrying amount of the asset over its fair value as determined by an estimate of undiscounted future cash flows.  As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved.

Revenue Recognition. The Company’s management recognizes revenue when realized or realizable and earned.  In connection with revenue recorded, the Company establishes a sales returns and allowances reserve for anticipated merchandise to be returned.  The estimated percentage of sales to be returned is based on the Company’s historical experience of returned merchandise. Also, management calculates an estimated gross profit margin on returned merchandise deriving a cost for the anticipated returned merchandise also based on the Company’s historical operations.

The Company’s sole revenue producing activity as a manufacturer and distributor of upscale jewelry is affected by movement in fashion trends and customer desire for new designs, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels.

Therefore, management’s estimation process for merchandise returns can result in actual amounts differing from those estimates.  This estimation process is susceptible to variation and uncertainty due to the challenges faced by management to comprehensively discern all conditions affecting future merchandise returns whether prompted by fashion, the economy or customer relationships.  Ultimately, management believes historical factors provide the best indicator of future conditions based on the Company’s responsiveness to changes in fashion trends, the cyclical nature of the economy in conjunction with the number of years in business and consistency and longevity of its customer mix.

Overview of Our Current Operations

Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones.  We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000.  Additionally, we have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish the Company as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock and not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions; we may agree to issue our common stock in exchange for the capital received.  However, as of the date of this Current Report we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

 Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to ensure a competitive measure.  Recently the U.S. economy has encountered a slowdown and we anticipate the U.S. economy will most likely remain weak at least through all of 2010.  Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy.  Consumer spending for discretionary spending generally decline during times of falling consumer confidence, which may affect our retail sale of our products.  U.S. consumer confidence reflected these slowing conditions during the last quarter of 2008 and has been carried forward throughout the year of 2008.  Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of its products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Results of Operations for the Nine Months Ended September 30, 2009 and 2008

Alba Mineral did not earn any revenues from inception on July 24, 2007 through the period ending September 30, 2009. Prior to its acquisition of Diamond Information Institute, Alba was  a development stage company and did not produce significant revenues from the development of our mineral property.

The following income and operating expenses tables summarize selected items from the statement of operations for the three months ended September 30, 2009 compared to the three months ended September 30, 2008 and nine months ended September 30, 2009 compared to the nine months ended September 30, 2008.

INCOME:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$254,652	$233,227	$708,959	$876,110

Cost of Sales	150,231	100,503	511,925	402,632

Gross Profit	$104,421	$132,724	$197,034	$473,478

Gross Profit Percentage of Revenue	41%	57%	28%	54%

Sales

Sales for the three months ended September 30, 2009 were $254,652 compared to $233,227 for the three months ended September 30, 2008.  This resulted in an increase of $21,425 or 9%.  Sales were higher despite the continuing tough economic conditions. Sales for the nine months ended September 30, 2009 were $708,959 compared to $876,110 for the nine months ended September 30, 2008. This resulted in a decrease of $167,151 or 19% from the comparable period of 2009 to 2008. The nine month decrease is primarily due to the increase in sales discounts during the first quarter of 2009 as discussed below.

Due to the unfavorable economic environment we increased our sales discounts to our customers. Aggregate sales discounts in the nine months ended September 30, 2009 and 2008 amounted to approximately $80,000 and $16,000, respectively. The increased sales discounts in 2009 were to move product and increase our liquidity.  We incurred $75,000 of the $80,000 in 2009 in sales discounts during the first quarter of 2009. We anticipate sales discounts and gross profits to return to historical levels as soon as the economic environment begins to turnaround and sustain growth.

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the three months ended September 30, 2009 were $150,231 or 59% of sales compared to $100,503 or 43% of sales for the three months ended September 30, 2008.  Cost of sales for the nine months ended September 30, 2009 were $511,925 or 72% of sales compared to $402,632 or 46% of sales for the nine months ended September 30, 2008.

Gross Profit:

Gross profit for the three months ended September 30, 2009 were $104,421 or 41% of sales compared to $132,724 or 57% of sales for the three months ended September 30, 2008. Gross profit for the nine months ended September 30, 2009 were $197,034 or 28% of sales compared to $473,478 or 54% of sales for the nine months ended September 30, 2008.  Our decreased gross profit margin during the year of 2009 was principally due to the increased sales discounts given to our customers in the first quarter of 2009.

OPERATING EXPENSES:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Selling Expenses	$40,065	$183,514	$170,337	$327,279

Total General and Administrative Expenses	82,573	296,178	317,120	1,092,249

Total Operating Expenses	$122,638	$479,692	$487,457	$1,419,528

Net Loss	$(40,637)	$(290,156)	$(359,412)	$(775,672)

Selling Expenses

Total selling expenses for the three months ended September 30, 2009 were $40,065 compared to $183,514 for the three months ended September 30, 2008. This resulted in a decrease of $143,449, or 78%. Total selling expenses for the nine months ended September 30, 2009 were $170,337 compared to $327,279 for the nine months ended September 30, 2008. This resulted in a decrease of $156,942, or 48%, from the comparable period of 2009 to 2008. Selling expenses have decreased for the three and nine months ended September 30, 2009 compared to 2008 due to our commitment to reduce costs as we try to grow revenues.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2009 were $82,573 compared to $296,178 for the three months ended September 30, 2008 in a decrease of $213,605, or 72%. The decrease in general and administrative expenses in 2009 is due primarily to a decrease in non-cash charges related to stock-based compensation of approximately $218,000.

General and administrative expenses for the nine months ended September 30, 2009 were $317,120 compared to $1,092,249 for the nine months ended September 30, 2008. This resulted in a decrease of $775,129, or 71%, from the comparable period of 2009 to 2008. The decrease in general and administrative expenses in 2009 is due primarily to a decrease in non-cash charges related to stock-based compensation of approximately $681,000.

Loss from Operations

Losses from operations for the three months ended September 30, 2009 were $18,217 compared to $346,968 for the three months ended September 30, 2008. This resulted in a decrease of $328,751, or 95%.  Loss from operations for the nine months ended September 30, 2009 were $290,423 compared to $946,050 for the nine months ended September 30, 2008. This resulted in a decrease of $655,627, or 69%, from the comparable period of 2009 to 2008.

Other Income  (Expense)

Other Income (Expense) for the three months ended September 30, 2009 were ($22,420) compared to ($21,187) for the three months ended September 30, 2008. This resulted in an increase of ($1,233), or 6%. Other Income (Expense) for the nine months ended September 30, 2009 were $(66,909) compared to $(76,067) for the nine months ended September 30, 2008. This resulted in a decrease of $9,158, or 12%, from the comparable period of 2009 to 2008.  Other Income (Expense) is comprised primarily of interest incurred on bank lines of credit, corporate credit cards, term loans and capital leases in connection with operations related to manufacturing and indirect operating expenses offset by miscellaneous income.  We attribute the decrease in our other (expense) / income during the nine months ended September 30, 2009 when compared to the nine months ended September 30, 2008 as a result of a reduction in interest expense of approximately $9,000. Interest expense in 2009 primarily decreased due to lower interest rates on lines of credit and credit cards.

Income Tax Provision (Benefit)

We reported no income tax provision for the three months ended September 30, 2009 as compared to an income tax benefit of $77,999 for the three months ended September 30, 2008.  We reported an income tax provision of $2,080 for the nine months ended September 30, 2009 as compared to an income tax benefit of $246,445 for the nine months ended September 30, 2008. In 2009 and the fourth quarter of 2008, we recorded a full valuation allowance against our deferred tax assets as we believe it is not more likely than not, they will be utilized.

Net Loss

Net loss for the three months ended September 30, 2009 was $40,637 compared to $290,156 for the three months ended September 30, 2008. This resulted in a decrease of $249,519, or 86%. Net loss for the nine months ended September 30, 2009 was $359,412 compared to $775,672 for the nine months ended September 30, 2008. This resulted in a decrease of $416,260, or 54%.

On a pro forma basis, for the period ended September 30, 2009, the Company incurred operating expenses of $495,218 and net losses of $367,173.  The Company generated gross revenues of $708,959 and had a gross profit of $197,034 for the period.

Result of Operations for the Years Ended December 31, 2008 and 2007

The following income and operating expenses tables summarize selected items from the statement of operations for the year ended December 31, 2008 compared to the year ended December 31, 2007 for Diamond Information Institute. Alba Mineral had limited operations and generated no revenue.

INCOME:

	Years Ended December 31,
	2008	2007

Sales	$1,385,620	$1,296,585

Cost of Sales	847,976	1,226,561

Gross Profit	$537,644	$70,024

Gross Profit Percentage of Revenue	39%	5%

Sales

Sales for the year ended December 31, 2008 were $1,385,620 compared to $1,296,585 for the year ended December 31, 2007.  This resulted in an increase of $89,035 or 7% from the comparable period of 2008 to 2007.  We experienced a moderate increase in sales during the year ended December 31, 2008 as compared to the comparable period of 2007.

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the year ended December 31, 2008 was $847,976 a decrease of $378,585, or 31%, from $1,226,561 for the year ended December 31, 2007.  Our cost of sales were significantly higher for the year ended December 31, 2007 due to a write-down of approximately $284,000 of inventory to the lower of cost or market value, which we experienced during the six months ended June 30, 2007.  The inventory write-down was a result of the refinement of cost and quantity of on hand data attributable to the conversion of the Company’s books and records to new accounting software in the beginning of 2007.  We did not record any inventory write-down for the year ended December 31, 2008 and believe the cost of sales expenses are more reflective of what we expect our cost of sales to be going forward.

Gross Profit:

During the year ended December 31, 2008, we experienced a gross profit as a percentage of revenue of 39%, compared to a gross profit as a percentage of revenue of 5% for the year ended December 31, 2007.  Our increased gross profit during the year of 2008 was a result of selling lower commodity priced products at higher margins.  Also, the inventory write-down mentioned as part of cost of sales added approximately $284,000 to our 2007 cost of sales.  Without the inventory write-down in 2007, our pro-forma gross profit percent in 2007 would have been approximately 27%.

OPERATING EXPENSES:

	Years Ended December 31,		Increase/
	2008	2007	(Decrease)

Selling Expenses	$ 368,664	$ 392,793	(6%)

Total General and Administrative Expenses	1,262,623	1,095,549	15%

Total Operating Expenses	$1,631,287	$1,488,342	10%

Net Loss	$(1,106,856)	$(1,171,980)	(6%)

Selling Expenses

Total selling expenses were $368,664 for the year ended December 31, 2008, which was approximately a 6% decrease from $392,793 for the year ended December 31, 2007.  Selling expenses include advertising, trade show expenses and selling commissions.  The decrease in selling expenses during the year ended December 31, 2008 compared to the year ended December 31, 2007 was a result of decreased advertising and travel expenses under the Company’s cost saving programs implemented in 2008.

General and Administrative Expenses

General and administrative expenses were $1,262,623 for the year ended December 31, 2008 versus $1,095,549 for the year ended December 31, 2007.  The increase in general and administrative expenses in 2008 is due primarily to an increase in professional fees due to being a publicly-traded company.  Included within professional fees in 2008 is a noncash charge related to stock-based compensation of $450,000. Also included in 2008 general and administrative expenses is share-based compensation of $317,500. Total noncash stock-based compensation was $781,500 in 2008 compared to $181,000 in 2007. The $600,500 increase in stock-based compensation was primarily offset by decreases in payroll and payroll taxes from staff reductions.

Loss from Operations

During the year ended December 31, 2008, we had a loss from operations totaling $1,093,643 which was a decrease from $1,418,318 for the same period in 2007, or approximately 23%.  The primary contributing factor of our lower loss from operations is higher gross margins on slightly higher sales.

Other Expense / Income

Other Expense / Income is comprised primarily of interest incurred on bank lines of credit, corporate credit cards, term loans and capital leases in connection with operations related to manufacturing and indirect operating expenses offset by miscellaneous income.  We attribute the increase in our other expense / income during the year ended December 31, 2008 when compared to the year ended December 31, 2007 as a result of a reduction of interest expense of $17,603 offset by recognizing sales of gold scrap in 2007. Interest expense in 2008 primarily decreased due to lower interest rates on credit lines and credit cards.  There were no sales of gold scrap occurring in 2008.

Income Tax (Benefit) Provision

The Company reported an income tax benefit of $89,133 for the year ended December 31, 2008 as compared to an income tax benefit of $331,642 for the year ended December 31, 2007.  In 2008, management recorded a full valuation allowance against its deferred tax assets.

Net Loss

The Company incurred a net loss of $1,106,856 for the year ended December 31, 2008 versus a net loss of $1,171,980 for the year ended December 31, 2007.  This was a decrease of $65,124, or 6%, in our net loss for the comparable period.  Although we experienced higher general and administrative expenses for the year ended December 31, 2008, we were able to decrease our net loss when compared to same period a year ago as a result of decreasing our cost of sales and selling expenses.  Our gross margins in 2008 have significantly increased as a result of us selling lower commodity priced products at higher margins.  Additionally, in 2007 gross margins were lower due to an inventory adjustment of approximately $284,000.   Overall our net loss is primarily attributable to a significant increase in costs associated with the non-cash stock compensation.

Liquidity and Capital Resources

The following table summarizes working capital for Diamond Information Institute at September 30, 2009 compared to December 31, 2008.

	September 30, 2009 (Unaudited)	December 31, 2008	Increase / (Decrease)
			$

Current Assets	$1,807,489	$2,079,321	$(271,832)

Current Liabilities	2,034,106	1,996,988	37,118

Working Capital	$(226,617)	$82,333	$(308,950)

As of September 30, 2009, Diamond Information Institute had a cash overdraft of $24,671, compared to a cash overdraft of $7,345 at December 31, 2008.  It is anticipated that we will need to sell additional equity or debt securities or obtain credit facilities from financial institutions to meet our long-term liquidity and capital requirements, which include strategic growth through mergers and acquisitions.  There is no assurance that we will be able to obtain additional capital or financing in amounts or on terms acceptable to us, if at all or on a timely basis.

Accounts receivable at September 30, 2009 was $332,231 and $713,194 at December 31, 2008, representing a decrease 53%.  Diamond typically offers customers 60, 90 or 120 day payment terms on sales, depending upon the product mix purchased.  When setting terms with our customers, we also consider the term of the relationship with individual customers and management’s assessed credit risk of the respective customer, and may at management’s discretion, increase or decrease payment terms based on those considerations.

Inventory at September 30, 2009 was $1,468,506 and $1,326,989 at December 31, 2008. Our management seeks to maintain a very consistent inventory level that it believes is commensurate with current market conditions and manufacturing requirements related to anticipated sales volume.  We historically have not had an inventory reserve for slow moving or obsolete products due to the nature of our inventory of precious metals and stones.  This allows us to resell or recast these materials into new products and/or designs as the market changes.

Accounts payable and accrued expenses at September 30, 2009 were $469,271 compared to $446,892 at December 31, 2008, which represents a 5% decrease. The slight increase is due to normal operating cycles.

Bank Lines of Credit and Notes Payable

Our indebtedness is comprised of various bank credit lines, term loans, capital leases and credit cards intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors.  As of September 30, 2009, we had two outstanding term loans.  One of the loans is a $300,000 term loan with JPMorgan Chase, which is payable in monthly installments and matures in May 2011.  The note bears an annual interest rate of 7.60% and as of September 30, 2009 there was an outstanding balance of $116,993.  We also have a $100,000 term loan with Leaf Financial Corporation, which is payable in monthly installments and matures in December 2013.  The note bears an annual interest rate of 9.47% and as of September 30, 2009 there was an outstanding balance of $87,267.  Both of these notes are collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.

In addition to the notes payable, we utilize bank lines of credit to support working capital needs. As of September 30, 2009, we had two lines of credit. One bank line of credit is for $700,000 with Columbia Bank and requires minimum monthly payment of interest only. The interest is calculated at the bank’s prime rate plus 0.75%.  As of September 30, 2009, we had an outstanding balance of $699,999 at an effective annual interest rate of 4.00%.  Additionally, we have a bank line of credit of $55,000 with JPMorgan Chase Bank, which also requires a monthly payment of interest only.  The interest rate is calculated at the bank’s prime rate plus 0.75%.  As of September 30, 2009, we had an outstanding balance of $44,707 at an effective annual interest rate of 4.00%.  Each credit line renews annually and is collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.  The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.

In addition to the bank lines of credit and term loans, we have a number of various unsecured credit cards.  These credit cards require minimal monthly payments of interest only and as of September 30, 2009 have interest rates ranging from 3.99% to 24.90%.  As of September 30, 2009, we have outstanding balances of $180,495.

The following table summarizes working capital for Diamond Information Institute at December 31, 2008 compared to December 31, 2007.

			Increase / (Decrease)
	December 31, 2008	December 31, 2007	$	%

Current Assets	$2,079,321	$2,074,989	$4,332	**

Current Liabilities	$1,996,988	$1,549,538	$447,450	28%

Working Capital	$82,333	$525,451	$(443,118)	(84%)
**Denotes less than 1%.

As of December 31, 2008, we had a cash overdraft of $7,345, compared to a cash overdraft of $48,144 at December 31, 2007.  In 2007, we conducted a private placement offering of our common stock to accredited investors in accordance with SEC regulations and raised approximately $425,000.  However, it is anticipated that we will need to sell additional equity or debt securities or obtain credit facilities from financial institutions to meet our long-term liquidity and capital requirements, which include strategic growth through mergers and acquisitions.  There is no assurance that we will be able to obtain additional capital or financing in amounts or on terms acceptable to us, if at all or on a timely basis.

Accounts receivable at December 31, 2008 was $713,194 and $692,619 at December 31, 2007, representing an increase of 3%.  We typically offer our customers 60, 90 or 120 day payment terms on sales, depending upon the product mix purchased.  When setting terms with our customers, we also consider the term of the relationship with individual customers and management’s assessed credit risk of the respective customer, and may at management’s discretion, increase or decrease payment terms based on those considerations.

Inventory at December 31, 2008 was $1,326,989 and $1,333,752 at December 31, 2007. Our management seeks to maintain a very consistent inventory level that it believes is commensurate with current market conditions and manufacturing requirements related to anticipated sales volume.  We historically do not have an inventory reserve for slow moving or obsolete products due to the nature of our inventory of precious metals and stones, which are commodity-type raw materials and rise in value based on quoted market prices established in actively trade markets.  This allows for us to resell or recast these materials into new products and/or designs as the market evolves.

Accounts payable and accrued expenses at December 31, 2008 were $446,892 compared to $389,798 at December 31, 2007, which represents a 15% increase.  In 2008, we negotiated more favorable repayment terms from our suppliers.

We do not typically utilize our shares as a method of payment for our debt but during 2007, we entered into a debt conversion agreement and agreed to issue 100,000 shares of common stock at a fair market value of $1 per share to a vendor as full satisfaction for accounts payable previously due and as pre-payment for future services to be rendered. Of the total $100,000 of common stock issued, approximately $55,000 was to satisfy previous accounts payable balances, and the difference of approximately $45,000 was issued as consideration for future services to be rendered.

Also during 2007, we entered into another debt conversion agreement and agreed to issue 150,000 shares of common stock at fair market value of $1 per share to a vendor as full satisfaction of an accounts payable balance of approximately $150,000.  The debt conversion agreement allows for the vendor to purchase for a period of 60 months, 150,000 “Class A” purchase warrants, which have an exercise price of $1.50 per share. As of the year ended December 31, 2008, no “Class A” purchase warrants had been acquired by the vendor.

Bank Lines of Credit and Notes Payable

Our indebtedness is comprised of various bank credit lines, term loans, capital leases and credit cards intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors.  As of December 31, 2008, we had 2 outstanding term loans.  One of our loans is for $150,000 with Columbia Bank, which is payable in monthly installments and matures in April of 2009.  The note bears an annual interest rate of 7.25% and as of December 31, 2008, there was an outstanding balance of $20,965.  We also have a $300,000 term loan with JPMorgan Chase, which is payable in monthly installments and matures in May 2011.  The note bears an annual interest rate of 7.60% and as of December 31, 2008 there was an outstanding balance of $158,320.  Both of these notes are collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.

In addition to the notes payable, we utilize bank lines of credit to support working capital needs.  As of December 31, 2008, we had two lines of credit.  One bank line of credit is for $700,000 with Columbia Bank and requires minimum monthly payment of interest only.  The interest is calculated at the bank’s prime rate plus 0.75%.  As of December 31, 2008, we had an outstanding balance of $699,999 at an effective annual interest rate of 4.00%.  Additionally, we have a bank line of credit of $55,000 with JPMorgan Chase Bank, which also requires a monthly payment of interest only.  The interest rate is calculated at the bank’s prime rate plus 0.75%.  As of December 31, 2008, we had an outstanding balance of $45,793 at an effective annual interest rate of 4.00%.  Each credit line renews annually and is collateralized by our assets as well as a personal guarantee by our CEO, Berge Abajian.

In addition to the bank lines of credit and term loans, we have a number of various unsecured credit cards.  These credit cards require minimal monthly payments of interest only and as of December 31, 2008 have interest rates ranging from 4.74% to 13.99%.  As of December 31, 2008, we have outstanding balances of $164,657.

Satisfaction of our cash obligations for the next 12 months.

For the nine months ended September 30, 2009 and the nine months ended September 30, 2008, we have incurred net losses of approximately $7,761  and $9,609  respectively. We have funded our working capital needs primarily from revenues, a private placement equity offering and advances from our CEO and principal stockholder. Our plan is to acquire design and manufacturing companies throughout the United States and Europe. If and when we pursue any potential business acquisitions, we intend to target the top 10% of the world’s jewelry manufacturers that have already created an identity and brand in the jewelry business. We plan to fund these potential business acquisitions from additional equity and/or debt financing, and joint venture partnerships.  However, we have no binding agreements or understandings with any potential acquisition targets. There is no assurance that we will be able to obtain additional capital in the amount or, on terms acceptable to us, in the required timeframe.

A critical component of our operating plan impacting our continued existence is to efficiently manage the production of our jewelry lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Over the next twelve months we believe we have the required working capital needs to fund our current operations through revenues.  However, any expansion or future business acquisitions will require us to raise capital through an equity offering.

Summary of product and research and development that we will perform for the term of our plan.

We are not anticipating significant research and development expenditures in the near future.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant changes in the number of employees.

As previously mentioned, we currently have 3 full-time employees and 2 part-time employees.  We do not anticipate a significant change in the number of full time employees over the next 12 months.  None of our employees are subject to any collective bargaining agreements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Recently Issued Accounting Pronouncements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs. As of  September 30, 2009, $451,959.16 was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was $19,118.90 at September 30, 2009.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

In 2007, the Company hired an information technology company to provide consultation and technical support related to certain software applications and technology infrastructure.  The information technology company is also a shareholder of the Company with a total ownership interest of less than 1%.  During 2007, common stock issued to this information technology company in connection with services rendered or, to be performed in future periods totaled $100,000 or 100,000 shares of common stock with a fair value of $1 per share. Of the total, $45,000 related to future services and was recorded as deferred compensation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of the date of the Acquisition, our shares were quoted on the OTCBB under the symbol “BRGO”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year 2009	High	Low

Third Quarter	$0.93	0.004

(b)   Holders.  As of December 28, 2009, our Common Stock was held by approximately 32 shareholders of record. Our transfer agent is Empire Stock Transfer, located at 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074.  Phone: (702) 818-5898. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

(c)   Dividends.  We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

(d)  Securities Authorized for Issuance Under Equity Compensation Plans.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and equity awards. There is no retirement plan, long-term incentive plan or other such plans. The Company is a development stage company with limited revenue. As such we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officer receives a base salary commensurate with his roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officer in 2008 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

The Company has adopted an unfunded Non-Qualified Deferred Compensation Plan to compensate our Chief Executive Officer.  Under this Plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The Plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.

Employment Agreements

We currently do not have any employment agreements with our executive officers or any other employees.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically, provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2008

Name and Principal Position	Year Ended December 31,	Salary	Stock Awards (1)	All Other Compensation	Total
Berge Abajian
Chief Executive Officer, President, Principal Accounting Officer	2007 2008	$63,108 $6,242	$50,000 $50,000	$-0- $25,496 (2)	$113,108 $81,738

Owen Gibson
Former Chief Executive Officer, President, Principal Accounting Officer	2007 2008	$-0- $-0-	$-0- $-0-	$-0- $-0-	$-0- $-0-

(1)	The amounts shown in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 and 2007, in accordance with FAS 123(R).

2)	Other compensation was made up of Mr. Abajian’s car expense and health insurance expenses. Included in this amount was approximately $8,670 for Ms. Abajian’s health insurance expenses.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation and Other Arrangements

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Berge Abajian, Sole Director	$-0-	$50,000	$-0-	$50,000
Owen Gibson	$-0-	$-0-	$-0-	$-0-

Mr. Abajian was issued 100,000 shares of common stock as compensation for serving on Diamond Information Institute's Board of Directors for the 2007 and 2008 fiscal years.  On February 11, 2009, Mr. Abajian was issued another 50,000 shares of common stock as compensation in advance for serving on Diamond Information Institute's Board of Directors for the upcoming 2009 fiscal year.  None of the shares owned by Mr. Abajian have any registration rights attached to them.

FINANCIAL STATEMENTS

F-1	Bergio Balance Sheets as of September 30, 2009 (unaudited) and December 31, 2008 (audited);
F-2	Bergio Statements of Operations for the three and nine months ended September 30, 2009 and 2008, and for the period from inception (July 24, 2007) through September 30, 2009 (unaudited);
F-3 F-4
Bergio Statements of Stockholders’ Deficit from inception (July 24, 2007) to September 30, 2009 (unaudited)
Bergio Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 and for the period from inception (July 24, 2007) through September 30, 2009 (unaudited);

F-5	Notes to Bergio September 30, 2009 10Q Financial Statements;

F-8	Report of IndepeI Independent Registered Public Accounting Firm
F-9	Alba Mineral Consolidated Balance Sheets as of December 31, 2008 and 2007
F-10	Alba Mineral Statements of Operations for the years ended December 31, 2008 and 2007 and period from inception to December 31, 2008
F-11	Alba Mineral Statement of Stockholders’ Equity for period from inception to December 31, 2008
F-12	Alba Mineral Statements of Cash Flows for the years ended December 31, 2008 and 2007 and period from inception to December 31, 2008
F-13	Notes to Bergio December 31, 2008 10K Financial Statements

F-21	Diamond Information Institute, Inc. D/B/A Designs by Bergio Financial Statements as of September 30, 2009 (unaudited) and December 31, 2008
F-36	Diamond Information Institute, Inc. D/B/A Designs by Bergio Financial Statements as of December 2008 and 2007 (audited)
F-57	Unaudited Proforma Combined Financial Information

BERGIO INTERNATIONAL, INC.
(FKA ALBA MINERAL EXPLORATION INC.)
An Exploration Stage Company
Balance Sheets

ASSETS

	September 30, 2009	December 31, 2008
	(unaudited)

CURRENT ASSETS

Cash	$16,669	$21,430

Total Current Assets	16,669	21,430

OTHER ASSETS

Net assets of discontinued operations	-	-

Total Other Assets	-	-

TOTAL ASSETS	$16,669	$21,430

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$26,985	$23,985

Total Current Liabilities	26,985	$23,985

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock; 75,000,000 shares authorized,
at $0.001 par value, 5,033,450
shares issued and outstanding	5,033	5,033
Additional paid-in capital	30,312	30,312
Deficit accumulated during the exploration stage	(45,661)	(37,900)

Total Stockholders' Equity (Deficit)	(10,316)	(2,555)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$16,669	$21,430

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
(FKA ALBA MINERAL EXPLORATION INC.)
(An Exploration Stage Company)
Statements of Operations

					From Inception
					on July 24,
	For the Three Months Ended		For the Nine Months Ended		2007 Through
	September 30,		September 30,		September 30,
	2009	2008	2009	2008	2009

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

General and administrative	-	-	-	-	-

Total Operating Expenses	-	-	-	-	-

LOSS FROM OPERATIONS	-	-	-	-	-
PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	-	-	-	-	-
LOSS FROM DISCONTINUED OPERATIONS	(1,935)	(505)	(7,761)	(9,609)	(45,661)

NET LOSS	$(1,935)	$(505)	$(7,761)	$(9,609)	$(45,661)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	5,033,450	5,033,450	5,033,450	5,033,450

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
(FKA ALBA MINERAL EXPLORATION INC.)
(An Exploration Stage Company)
Statements of Stockholders' Deficit
(Unaudited)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-in	Exploration	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on
July 24, 2007	-	$-	$-	$-	$-

Common stock issued for
cash at $0.001 per share
on September 4, 2007	2,400,000	2,400	-	-	2,400

Common stock issued for
cash at $0.01 per share
on November 9, 2007	2,560,000	2,560	23,040	-	25,600

Common stock issued for
cash at $0.10 per share
on November 27, 2007	73,450	73	7,272	-	7,345

Net loss from inception
through December 31, 2007	-	-	-	(959)	(959)

Balance, December 31, 2007	5,033,450	5,033	30,312	(959)	34,386

Net loss for the year ended
December 31, 2008	-	-	-	(36,941)	(36,941)

Balance, December 31, 2008	5,033,450	5,033	30,312	(37,900)	(2,555)

Net loss for the nine months
ended September 30, 2009	-	-	-	(7,761)	(7,761)

Balance, September 30, 2009	5,033,450	$5,033	$30,312	$(45,661)	$(10,316)

The accompanying notes are an integral part of these financial statements.

.
BERGIO INTERNATIONAL, INC.
(FKA ALBA MINERAL EXPLORATION INC.)
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

			From Inception
			on July 24,
	For the Nine Months Ended		2007 Through
	September 30,		September 30,
	2009	2008	2009

OPERATING ACTIVITIES

Net loss	$(7,761)	$(8,109)	$(45,661)
Adjustments to reconcile net loss to cash flows
from operating activities:
Changes in operating assets and liabilites:
Accounts payable	3,000	-	26,985
Net Cash Used in
Operating Activities	(4,761)	(8,109)	(18,676)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-	-	35,345

Net Cash Provided by
Financing Activities	-	-	35,345

NET INCREASE (DECREASE) IN CASH	(4,761)	(8,109)	16,669

CASH AT BEGINNING OF PERIOD	21,430	34,386	-

CASH AT END OF PERIOD	$16,669	$26,277	$16,669

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
(fka Alba Mineral Exploration, Inc.)
Notes to Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the periods ended September 30, 2009 and 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

BERGIO INTERNATIONAL, INC.
(fka Alba Mineral Exploration, Inc.)
Notes to Financial Statements

          NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recent Accounting Pronouncements

In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

BERGIO INTERNATIONAL, INC.
(fka Alba Mineral Exploration, Inc.)
Notes to Financial Statements

          NOTE 4 – SUBSEQUENT EVENTS

On October 19, 2009, in accordance with the Exchange Agreement dated October 19, 2009 the Company acquired all of the issued and outstanding shares of Diamond Information Institute, Inc. (DII), which resulted in a parent-subsidiary relationship. In exchange for all of the issued and outstanding shares of DII, the shareholders of DII received 2,585,175 shares of the Company’s  common stock which represented approximately 60% of the outstanding common stock following the Acquisition. Concurrently, the Company’s name was changed to Bergio International, Inc.

There were 5,033,450 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Acquisition and the cancellation of 3,310,000 shares by Mr. Owen Gibson and certain other shareholders. Following these events, there were 4,308,625 shares outstanding, including:

Shares                                               Held by:
2,585,175                                           DII Shareholders
1,723,450                                           Existing shareholders

 The Company has analyzed its operations subsequent to September 30, 2009 through November 16, 2009 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

NOTE 5 – DISCONTINUED OPERATIONS

 In September 2009, the Company determined to discontinued its mineral exploration activities. The Company subsequently agreed to return those mineral properties to Mr. Owen Gibson in exchange for 3,310,000 shares of the Company’s common stock. Accordingly, The Company’s financial statements have been restated to show its mineral exploration activities as discontinued operations. The Company has no assets or liabilities related to the discontinued operations as of September 30, 2009. The Company’s Statements of Operations prior to restatement for discontinued operations are as follows:

Statements of Operations
			From Inception
			on July 24,
	For the Nine Months Ended		2007 Through
	September 30,		September 30,
	2009	2008	2009
REVENUES	$-	$-	$-
OPERATING EXPENSES
General and administrative	7,761	9,609	45,661
Total Operating Expenses	7,761	9,609	45,661
LOSS FROM OPERATIONS	(7,761)	(9,609)	(45,661)
PROVISION FOR INCOME TAXES	-	-	-
NET LOSS	$(7,761)	$(9,609)	$(45,661)

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alba Mineral Exploration, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Alba Mineral Exploration, Inc. (An Exploration Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and since inception on July 24, 2007 through December 31, 2007 and 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alba Mineral Exploration, Inc. (An Exploration Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and since inception on July 24, 2007 through December 31, 2007 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has insufficient capital resources and inconsistent revenues, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 26, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Balance Sheets

ASSETS

	December 31, 2008	December 31, 2007

CURRENT ASSETS

Cash	$21,430	$34,386

Total Current Assets	21,430	34,386

OTHER ASSETS

Mineral properties	-	-

Total Other Assets	-	-

TOTAL ASSETS	$21,430	$34,386

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$23,985	$-

Total Current Liabilities	23,985	$-

STOCKHOLDERS' EQUITY

Common stock; 75,000,000 shares authorized, at $0.001 par value, 5,033,450 shares issued and outstanding	5,033	5,033
Additional paid-in capital	30,312	30,312
Deficit accumulated during the exploration stage	(37,900)	(959)

Total Stockholders' Equity	2,555	34,386

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,430	$34,386

The accompanying notes are an integral part of these financial statements.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Statements of Operations

	For the Year Ended December 31, 2008	From Inception On July 24, 2007, Through December 31, 2007	From Inception on July 24, 2007 Through December 31, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative	36,941	959	37,900

Total Operating Expenses	36,941	959	37,900

LOSS FROM OPERATIONS	(36,941)	(959)	(37,900)
PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(36,941)	$(959)	$(37,900)

BASIC LOSS PER SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,033,450	2,516,725

The accompanying notes are an integral part of these financial statements

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception on July 24, 2007	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share on September 4, 2007	2,400,000	2,400	-	-	2,400

Common stock issued for cash at $0.01 per share on November 9, 2007	2,560,000	2,560	23,040	-	25,600

Common stock issued for cash at $0.10 per share on November 27, 2007	73,450	73	7,272	-	7,345

Net loss from inception through December 31, 2007	-	-	-	(959)	(959)

Balance, December 31, 2007	5,033,450	5,033	30,312	(959)	34,386

Net loss for the year ended December 31, 2008	-	-	-	(36,941)	(36,941)

Balance, December 31, 2008	5,033,450	$5,033	$30,312	$(37,900)	$2,555

The accompanying notes are an integral part of these financial statements.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended December 31, 2008	From Inception on July 24, 2007 Through December 31, 2007	From Inception on July 24, 2007 Through December 31, 2008

OPERATING ACTIVITIES

Net loss	$(36,941)	$(959)	$(37,900)
Adjustments to reconcile net loss to cash flows
from operating activities:	-	-	-
Changes in operating assets and liabilites:
Accounts payable	23,985	-	23,985
Net Cash Used in
Operating Activities	(12,956)	(959)	(13,915)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-	35,345	35,345

Net Cash Provided by
Financing Activities	-	35,345	35,345

NET INCREASE (DECREASE) IN CASH	(12,956)	34,386	21,430

CASH AT BEGINNING OF PERIOD	34,386	-	-

CASH AT END OF PERIOD	$21,430	$34,386	$21,430

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF ORGANIZATION

a.	Organization and Business Activities

Alba Mineral Exploration, Inc. (the Company) was organized on July 24, 2007, under the laws of the State of Delaware, having the purpose of engaging in the mineral exploration and development. The Company became qualified in the Province of Alberta Canada on August 26, 2007.

b.	Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.  The Company has no fixed assets or depreciation expense.

c.	Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

d.	Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f.	Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.  The Company has never recognized any revenue.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF ORGANIZATION (CONTINUED)

a.	Organization Costs

The Company has expensed the costs of its incorporation.

b.	Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company has not incurred any advertising expense as of December 31, 2008 and 2007.

c.	Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000.  At December 31, 2008, the Company’s bank deposits did not exceed the insured amounts.

d.	Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period. The Company has no common stock equivalents outstanding as of December 31, 2008 and 2007.

	For the Period Ended December 31, 2008	For the Period Ended December 31, 2007
Loss (numerator)	$(12,956)	$(959)
Shares (denominator)	5,033,450	2,516,725
Per share amount	$(0.00)	$(0.00)

e.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF ORGANIZATION (CONTINUED)

k.           Income Taxes (Continued)
Net deferred tax assets consist of the following components as of December 31, 2008:

	For the Period Ended December 31, 2008	For the Period Ended December 31, 2007
Deferred tax assets
NOL Carryover	$5,427	$374
Valuation allowance	(5,427)	(374)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the periods ended December 31, 2008 and 2007.

	For the Period Ended December 31, 2008	For the Period Ended December 31, 2007
Book loss	$(5,053)	$(374)
Valuation allowance	5,053	374
	$-	$-

At December 31, 2008, the Company had net operating loss carry forwards of approximately $13,915 that may be offset against future taxable income through 2028.  No tax benefit has been reported in the December 31, 2008, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no income and generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include using the proceeds from the private placement of shares of its common stock to development an inventory and a website for its products.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – STOCK OFFERING

The Company completed three stock offerings during the fiscal year ended December 31, 2007.  On September 4, 2007, the Company issued 2,400,000 shares of its common stock for cash at $0.001 per share.  On November 9, 2007, the Company issued 2,560,000 shares of its common stock for cash at $0.01 per share.  On November 27, 2007, the Company issued 73,450 shares of its common stock for cash at $0.10 per share.

NOTE 4 – NEW ACCOUNTING PRONOUNCEMENTS

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 4 – NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 4 – NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 4 – NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company adopted SFAS No. 159 beginning March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this statement March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

ALBA MINERAL EXPLORATION, INC.
(An Exploration Stage Company)
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 5 - MINERAL PROPERTIES

The Company owns various gold claims in the Province of Newfoundland Canada. The claims were acquired from the Company’s founding shareholders.  They are recorded at the cost to the shareholders of $-0-.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	September 30,	December 31,
	2009	2008	*
	(Unaudited)

Assets:
Current Assets:
Accounts Receivable – Net	$332,231	$713,194
Inventory	1,468,506	1,326,989
Prepaid Expenses	6,752	39,138

Total Current Assets	1,807,489	2,079,321

Property and Equipment – Net	174,938	160,983

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$1,987,427	$2,245,304

*Derived from audited financial statements for the year ended December 31, 2008 (See Form 10-K Annual Report filed on March 26, 2009 with the Securities and Exchange Commission).

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	September 30,	December 31,
	2009	2008	*
	(Unaudited)

Liabilities and Stockholders' Equity (Deficit):
Current Liabilities:
Cash Overdraft	$24,671	$7,345
Accounts Payable and Accrued Expenses	469,271	446,892
Bank Lines of Credit – Net	925,201	910,449
Current Maturities of Notes Payable	87,273	82,015
Current Maturities of Capital Leases	21,804	23,402
Advances from Stockholder – Net	471,078	394,532
Sales Returns and Allowances Reserve	34,808	132,353

Total Current Liabilities	2,034,106	1,996,988

Long-Term Liabilities
Notes Payable	116,987	97,270
Capital Leases	22,793	39,092

Total Long-Term Liabilities	139,780	136,362

Commitments and Contingencies	--	--

Stockholders' Equity (Deficit)
Common Stock - $.001 Par Value, 25,000,000 Shares Authorized, 11,813,100 and 11,643,100 Shares Issued and Outstanding as of September 30, 2009 and December 31, 2008, respectively	11,814	11,643
Additional Paid-In Capital	1,660,535	1,599,707
Accumulated Deficit	(1,858,808)	(1,499,396)

Total Stockholders' Equity (Deficit)	(186,459)	111,954

Total Liabilities and Stockholders' Equity (Deficit)	$1,987,427	$2,245,304

*Derived from audited financial statements for the year ended December 31, 2008 (See Form 10-K Annual Report filed on March 26, 2009 with the Securities and Exchange Commission).

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales – Net	$254,652	$233,227	$708,959	$876,110

Cost of Sales	150,231	100,503	511,925	402,632

Gross Profit	104,421	132,724	197,034	473,478

Selling Expenses	40,065	183,514	170,337	327,279

General and Administrative Expenses	82,573	296,178	317,120	1,092,249

Total Operating Expenses	122,638	479,692	487,457	1,419,528

Loss from Operations	(18,217)	(346,968)	(290,423)	(946,050)

Other Income [Expense]
Interest Expense	(22,420)	(21,187)	(68,067)	(77,436)
Other Income	--	--	1,158	1,369

Total Other Income [Expense]	(22,420)	(21,187)	(66,909)	(76,067)

Loss Before Income Tax Provision [Benefit]	(40,637)	(368,155)	(357,332)	(1,022,117)

Income Tax Provision [Benefit]	--	(77,999)	2,080	(246,445)

Net Loss	$(40,637)	$(290,156)	$(359,412)	$(775,672)

Net Loss Per Common Share - Basic and Diluted	$(0.00)	$(0.03)	$(0.03)	$(0.06)

Weighted Average Common Shares Outstanding - Basic and Diluted	11,813,100	11,490,926	11,790,866	12,659,003

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2009	2008

Operating Activities
Net Loss	$(359,412)	$(775,672)
Adjustments to Reconcile Net Loss
to Net Cash Used in Operating Activities:
Sales Returns and Allowances Reserve	(97,545)	1,068
Depreciation and Amortization	47,670	46,299
Share-Based Compensation	15,000	292,500
Services Rendered for Common Stock	46,000	450,000
Amortization of Deferred Compensation	--	14,307
Deferred Tax Benefit	--	(249,652)
Allowance for Doubtful Accounts	6,000	--

Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	374,963	244,602
Inventory	(141,517)	(68,967)
Prepaid Expenses	32,385	19,115
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	22,379	(199,430)
Total Adjustments	305,335	549,842

Net Cash Used in Operating Activities	(54,077)	(225,830)

Investing Activities:
Capital Expenditures	(61,626)	--

Financing Activities:
Change in Cash Overdraft	17,326	245,089
Advances from Bank Lines of Credit – Net	14,752	63,734
Proceeds from Note Payable	100,000	--
Repayments of Notes Payable	(75,025)	(80,630)
Advances from Stockholder – Net	76,547	11,091
Repayments of Capital Leases	(17,897)	(14,056)
Proceeds from Private Placements of Common Stock	--	600

Net Cash Provided by Financing Activities	115,703	225,830

Net Change in Cash	--	--

Cash - Beginning of Period	--	--

Cash - End of Period	$--	$--

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2009	2008

Supplemental Disclosures of Cash Flow Information:
Cash Paid during the years for:
Interest	$57,000	$83,000
Income Taxes	$2,000	$4,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
During the first six months of 2008, the Company issued 200,000 shares of common stock to vendors as full settlement for accounts payable balances amounting to $200,000. These shares were issued as consideration for payment of accounts payable balances and pre-payments for services to be rendered.

See Notes to Financial Statements.

[1] Nature of Operations, Basis of Presentation and Business Continuity

Nature of Operations - Diamond Information Institute Inc. d/b/a Designs by Bergio [the "Company"] is engaged in the product design, manufacturing, distribution of fine jewelry throughout the United States and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company's sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

Basis of Presentation - Our accounting policies are set forth in Note 2 of our audited financial statements included in the Diamond Information Institute, Inc. 2008 Form 10-K.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 2009 and the results of operations for the three and nine months ended September 30, 2009 and 2008 and cash flows for the nine months ended September 30, 2009 and 2008. The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year.

The Company has evaluated all subsequent events through November 13, 2009, the date of filing of these unaudited financial statements.

Business Continuity - As shown in the accompanying financial statements, the Company has incurred recurring losses from operations and continues to sustain cash flow deficits.  As of September 30, 2009, the Company’s current liabilities exceeded its current assets by approximately $227,000 while, its total liabilities exceeded its total assets by $186,000. Further, through the nine months ended September 30, 2009, the Company incurred a net loss from operations of approximately $359,000 and a cash flow deficit from current operations of approximately $54,000.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s management has instituted a cost reduction program that included a reduction in labor and payroll taxes, promotional expenses and professional services. In addition, management believes these factors, along with the issuance of additional equity offerings as a form of financing, will contribute toward achieving profitability and sustaining working capital needs. However, there can be no assurance that the Company will be successful in achieving these objectives. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

[2] Recently Issued Accounting Standards

Effective July 1, 2009, the Accounting Standards Codification became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the away companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” On January 1, 2009, the Corporation adopted new authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. See Note 1 - Significant Accounting Policies.

FASB ASC Topic 320, “Investments - Debt and Equity Securities.” New authoritative accounting guidance under ASC Topic 320, “Investments - Debt and Equity Securities,” (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis. Under ASC Topic 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. The Corporation adopted the provisions of the new authoritative accounting guidance under ASC Topic 320 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Corporation’s financial statements.

FASB ASC Topic 805, “Business Combinations.” On January 1, 2009, new authoritative accounting guidance under ASC Topic 805, “Business Combinations,” became applicable to the Corporation’s accounting for business combinations closing on or after January 1, 2009. ASC Topic 805 applies to all transactions and other events in which one entity obtains control over one or more other businesses. ASC Topic 805 requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under previous accounting guidance whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. ASC Topic 805 requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under prior accounting guidance. Assets acquired and liabilities assumed in a business combination that arise from contingencies are to be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC Topic 450, “Contingencies.” Under ASC Topic 805, the requirements of ASC Topic 420, “Exit or Disposal Cost Obligations,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the probable and estimable recognition criteria of ASC Topic 450, “Contingencies.”

FASB ASC Topic 810, “Consolidation.” New authoritative accounting guidance under ASC Topic 810, “Consolidation,” amended prior guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Under ASC Topic 810, a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, ASC Topic 810 requires consolidated net income  to be reported at

[2] Recently Issued Accounting Standards (Continued)

amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. The new authoritative accounting guidance under ASC Topic 810 became effective for the Corporation on January 1, 2009 and did not have a significant impact on the Corporation’s financial statements.

Further new authoritative accounting guidance under ASC Topic 810 amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements. The new authoritative accounting guidance under ASC Topic 810 will be effective January 1, 2010 and is not expected to have a significant impact on the Corporation’s financial statements.

FASB ASC Topic 815, “Derivatives and Hedging.” New authoritative accounting guidance under ASC Topic 815, “Derivatives and Hedging,” amends prior guidance to amend and expand the disclosure requirements for derivatives and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under ASC Topic 815, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. To meet those objectives, the new authoritative accounting guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The new authoritative accounting guidance under ASC Topic 815 became effective for the Corporation on January 1, 2009 and the required disclosures are reported in Note 10 - Derivative Financial Instruments.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Corporation adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Corporation’s financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Corporation’s financial statements beginning October 1, 2009 and is not expected to have a significant impact on the Corporation’s financial statements.

[2] Recently Issued Accounting Standards (Continued)

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods. The new interim disclosures required under Topic 825 are included in Note 16 - Fair Value Measurements.

 FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Corporation’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Corporation’s financial statements.

FASB ASC Topic 860, “Transfers and Servicing.” New authoritative accounting guidance under ASC Topic 860, “Transfers and Servicing,” amends prior accounting guidance to enhance reporting about transfers of financial assets, including securitizations, and where companies have continuing exposure to the risks related to transferred financial assets. The new authoritative accounting guidance eliminates the concept of a “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets. The new authoritative accounting guidance also requires additional disclosures about all continuing involvements with transferred financial assets including information about gains and losses resulting from transfers during the period. The new authoritative accounting guidance under ASC Topic 860 will be effective January 1, 2010 and is not expected to have a significant impact on the Corporation’s financial statements.

[3] Notes Payable

	September 30,	December 31,
	2009	2008
	(Unaudited)
Notes payable due in equal monthly installments, over 36 months, maturing through May 2009 at interest rates of 7.25%. The notes are collateralized by the assets of the Company.	$ --	$ 20,965

Notes payable due in equal monthly installments, over 60 months, maturing through May 2011 at interest rates of 7.60%. The notes are collateralized by the assets of the Company.	116,993	158,320

Notes payable due in equal monthly installments, over 60 months, maturing through December 2013 at interest rates of 9.47%. The notes are collateralized by the assets of the Company.	87,267	--

Total	204,260	179,285
Less: Current Maturities Included in Current Liabilities	87,273	82,015

Total Long-Term Portion of Debt	$ 116,987	$ 97,270

[3] Notes Payable (Contiued)

As of September 30, 2009, maturities of long-term debt are as follows:

2010	$ 87,273
2011	66,313
2012	21,155
2013	23,324
2014	6,195

Total	$ 204,260

[4] Bank Lines of Credit

A summary of these credit facilities is as follows:

	September 30,	December 31,
	2009	2008
	(Unaudited)
Credit Line of $700,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At September 30, 2009 and December 31, 2008, the interest rate was 4.00%. The Credit Line renews annually in May and is collateralized by the assets of the Company. The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.	$699,999	$699,999

Credit Line of $55,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At September 30, 2009 and December 31, 2008, the interest rate was 4.00%. The Credit Line renews annually in July 2009 and is collateralized by the assets of the Company. The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.	44,707	45,793

Various unsecured Credit Cards of $188,200 and $178,700, minimum payment of principal and interest are due monthly at the credit card's annual interest rate. At September 30, 2009 and December 31, 2008, the interest rates ranged from 3.99% to 24.90% and 4.74% to 13.99%, respectively.	180,495	164,657

Total Bank Lines of Credit	$925,201	$910,449

The Company's CEO and majority shareholder also serves as a guarantor of the Company's debt. The Company is in negotiations with the bank to renew the terms of the credit line and is waiting on funding from other sources.

The Company had approximately $10,000 and $9,000 available under the various credit facilities (not including credit cards) at September 30, 2009 and December 31, 2008, respectively.

[5] Equipment Held Under Capital Leases

The Company's equipment held under the capital lease obligations is summarized as follows:

	September 30,	December 31,
	2009	2008
	(Unaudited)
Showroom Equipment	$96,000	$96,000
Less: Accumulated Amortization	50,134	35,733
Equipment Held under Capitalized Lease Obligations - Net	$45,866	$60,267

Amortization related to the equipment held under capital leases for the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008 amounted to approximately $5,000, $3,000, $15,000, and $14,000, respectively.

As of September 30, 2009, the future minimum lease payments under the capital leases are as follows:

2010	$26,432
2011	20,654
2012	1,047

Total	48,133
Less: Amount Representing Imputed Interest	3,536

Present Value of Net Minimum Capital Lease Payments	44,597
Less: Current Portion of Capitalized Lease Obligations	21,804

Non Current Portion of Capitalized Lease Obligations	$22,793

Interest expense related to capital leases for the three months ended September 30, 2009 and 2008 and nine months ended September 30, 2009 and 2008 amounted to approximately $1,000, $1,800, $4,000, and $6,000, respectively.

 [6] Income Taxes

The income tax provision [benefit] is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current:
Federal	$--	$--	$--	$--
State	--	276	2,080	3,207

Totals	--	276	2,080	3,207

Deferred:
Federal	--	(53,980)	--	(184,181)
State	--	(24,295)	--	(65,471)

Totals	--	(78,275)	--	(249,652)

Totals	$--	$(77,999)	$2,080	$(246,445)

Deferred income tax assets [liabilities] are as follows:

	September 30,	December 31,
	2009	2008
	(Unaudited)
Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$562,157	$590,514
Allowance for Doubtful Accounts	34,511	32,115
Allowance for Sales Returns	13,903	52,862
Totals	610,571	675,491

Deferred Income Tax Liabilities:
Property and Equipment	$(25,925)	$(25,546)
Election to Change from Cash to Accrual Basis of Income Tax Accounting	(341,434)	(374,879)
Totals	(367,359)	(400,425)
Gross Deferred Tax Asset	243,212	275,066

Valuation Allowance for Deferred Taxes	(243,212)	(275,066)
Net Deferred Tax Asset [Liability]	$--	$--

[6] Income Taxes [Continued]

Effective with the 2008 tax year, management voluntarily elected a change in its method of tax accounting to the accrual basis as required by Section 481 of the Internal Revenue Code (the "IRC").  In management's opinion, based on provisions of the IRC, a voluntary election to the accrual basis of tax reporting should not subject the Company to tax examinations for previous years that income tax returns have been filed and prompt an uncertain tax position in accordance with the accounting for uncertainty in income taxes.  As a result, no contingent liability has been recorded for the anticipated change in tax reporting. Further, the resulting tax liability from the change in tax accounting method will be reduced by operating losses previously incurred.

At December 31, 2008, the Company had approximately $1,482,000 of federal net operating tax loss carryforwards expiring at various dates through 2028.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company's ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.

[7] Stockholders' (Deficit) Equity

Articles of Incorporation Amendment and Stock Split - The Company's Certificate of Incorporation, as amended, authorizes the issuance of up to 25,000,000 shares of common stock at a par value of $.001 per share.  Over the course of 2007, the Company's Board of Directors ratified two forward stock splits. The first stock split, for 1.725 to 1 and the second for 10,000 to 1.

This resulted in common stock outstanding increasing from 1,000 to 17,250,000 which were all owned by the Company's founder and CEO. The per share data for all periods presented has been retroactively adjusted due to each of the stock splits.

Subsequent to the forward stock splits, the Company's founder and CEO transferred a total of 2,250,000 shares to the Company's President and an Advisory Panel member.  Upon resignation of the Company’s President and Advisory Panel Member in late 2007, the Company cancelled 2,200,000 of the shares previously issued to those individuals along with, 5,000,000 shares held by the CEO and principal stockholder.  These shares were cancelled in February 2008.

The share and per share data for all periods presented has been retroactively adjusted to reflect the stock splits.

Debt Conversions - In April 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 100,000 shares of common stock at $1 per share to a vendor as full

[7] Stockholders' (Deficit) Equity [Continued]

satisfaction for accounts payable previously due and future services to be rendered.  Of the total $100,000 of common stock issued, $55,000 was to satisfy previous account payable balances and $45,000 was issued as consideration for future services to be rendered and was  reflected in the Deferred Compensation caption of the Stockholders' Equity section of the Balance Sheet, of which approximately $14,000 was expensed in 2008. The shares have a one year restriction from sale or offering.

Restricted Share Issuances - In January 2008, two Advisory Panel members and a Board of Director member received restricted common stock for services to be rendered throughout 2008.  The two Advisory Panel members received 50,000 and 100,000 shares, respectively, with a fair value of $1.00 per share or $150,000 while the Board of Director member received 50,000 shares with a fair value of $1.00 per share or $50,000.  The share-based compensation expense for the three and nine months ended September 30, 2008 amounted to $25,000 and $175,000, respectively.

Also in January 2008, the Company issued 117,500 shares of restricted common stock with a fair value of $1.00 per share or $117,500 to employees.  Shares issued in connection with the Board of Director consent, were dispersed ratably over the first two quarters of 2008 as authorized in the consent. The Share-based Compensation expense for the three and nine months ended September 30, 2008 amounted to $0, and $117,500, respectively.

Additionally, in January and February 2008, the Company sold 600 shares of common stock at $1.00 per share to individual investees.

For the year ended December 31, 2008, the Company issued to its SEC counsel, 450,000 shares of restricted common stock with a fair value of $1.00 per share or $450,000 for services in connection with the effective filing of Form S-1 with the SEC.

In January 2009, the Company agreed to issue its SEC counsel, 100,000 shares of restricted common stock with a fair value of $0.40 per share or $40,000 for services in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker. The Share-Based Compensation expense for the three and nine months ended September 30, 2009 amounted to $0 and $40,000, respectively.

In February 2009, the Company issued to its CEO 50,000 shares of restricted common stock with a fair value of $0.40 per share or $20,000 for services as a Board of Directors member throughout 2009.  The Share-based Compensation expense for the three and nine months ended September 30, 2009 amounted to $5,000 and $15,000, respectively.

In February 2009, the Company issued its SEC counsel 20,000 shares of restricted common stock with a fair value of $0.40 per share or $8,000 for legal services to be provided for the Company’s SEC filings for the 2009 reporting year.  The common stock issued for professional services expense for the three and nine months ended September 30, 2009 amounted to $2,000 and $6,000, respectively.

[8] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs. At September 30, 2009 and December 31, 2008, $471,078 and $394,532, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.35% and 4.99% at September 30, 2009 and December 31, 2008, respectively. No terms for repayment have been established. As a result, the amount is classified as a Current Liability.

During 2009, the Company obtained a $100,000 note payable for settlement of IT implementation services to an Advisory Panel member.

[9] Subsequent Events

On September 25, 2009, the Company executed an Asset Purchase Agreement with Mario Panelli & C. s.a.s (“Seller”) and Mario Panelli and Mogni Viviana (“Owner”), wherein the Company agreed to purchase from the Seller substantially all the assets of Seller (Acquired Assets) used in the conduct of its business on the Closing Date, September 30, 2009.  The business currently being conducted by the Seller is the distribution of high-end jewelry under the registered trademark of Mario Panelli & C s.a.s.  The Company will pay the Seller an amount equal to 100% of the Book Value of Seller’s inventory determined in accordance with GAAP, valuing each item at the lower of the cost paid for such item by Seller or the fair market wholesale value on such item as of the Closing Date.  As of the date of the agreement, the parties estimate 100% of the Book Value of the inventory to be approximately $945,000.00 Euros or $1,382,440.50 US Dollars.  The Company agreed to pay the Seller upon funding of the Company.  The Company anticipated the closing to occur by December 2009.

Effective October 19, 2009, as approved at our shareholder meeting on October 8, 2009, we entered into a Share Exchange Agreement with Alba Mineral Exploration, Inc. (“Alba”), a Delaware Corporation (the “Agreement”).  Pursuant to the Agreement, Alba agreed to issue our shareholders a total of 2,585,175 shares of common stock in Alba in proportion to their holdings in our company.  Following the transaction described in the Agreement and other accompanying transactions, our shareholders will ultimately own 60% of the common stock issued and outstanding in Alba.  As a result of the transaction the company becomes a wholly-owned subsidiary of Alba.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Diamond Information Institute, Inc.
   Fairfield, New Jersey

We have audited the accompanying balance sheets of Diamond Information Institute, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Information Institute, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Diamond Information Institute, Inc.'s internal control over financial reporting as of December 31, 2008, included in the accompanying Management’s Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
March 23, 2009

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	December 31,
	2008	2007

Assets:
Current Assets:
Accounts Receivable - Net	$713,194	$692,619
Inventory	1,326,989	1,333,752
Prepaid Expenses	39,138	48,618

Total Current Assets	2,079,321	2,074,989

Property and Equipment – Net	160,983	222,715

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$2,245,304	$2,302,704

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
BALANCE SHEETS

	December 31,
	2008	2007

Liabilities and Stockholders' Equity:
Current Liabilities:
Cash Overdraft	$7,345	$48,144
Accounts Payable and Accrued Expenses	446,892	389,798
Bank Lines of Credit – Net	910,449	853,621
Current Maturities of Notes Payable	82,015	110,088
Current Maturities of Capital Leases	23,402	19,060
Advances from Stockholder – Net	394,532	90,289
Sales Returns and Allowances Reserve	132,353	24,726
Deferred Tax Liability	--	13,812

Total Current Liabilities	1,996,988	1,549,538

Long-Term Liabilities
Notes Payable	97,270	177,167
Capital Leases	39,092	60,924
Deferred Tax Liability	--	78,672

Total Long-Term Liabilities	136,362	316,763

Commitments and Contingencies	--	--

Stockholders' Equity
Common Stock - $.001 Par Value, 25,000,000 Shares Authorized, 11,643,100 and 18,075,000 Shares Issued and Outstanding as of December 31, 2008 and December 31, 2007, respectively	11,643	18,075
Additional Paid-In Capital	1,599,707	825,175
Accumulated Deficit	(1,499,396)	(392,540)
Deferred Compensation	--	(14,307)

Total Stockholders' Equity	111,954	436,403

Total Liabilities and Stockholders' Equity	$2,245,304	$2,302,704

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007

Sales - Net	$1,385,620	$1,296,585

Cost of Sales (See Note 2)	847,976	1,226,561

Gross Profit	537,644	70,024

Selling Expenses	368,664	392,793

General and Administrative Expenses

Share-Based Compensation	317,500	150,000

Common Stock Issued for Professional Services	450,000	--

Other	495,123	945,549

Total General and Administrative expenses	1,262,623	1,095,549

Total Operating Expenses	1,631,287	1,488,342

Loss from Operations	(1,093,643)	(1,418,318)

Other Income [Expense]

Interest Expense	(103,715)	(121,318)

Other Income	1,369	36,014

Total Other Income [Expense]	(102,346)	(85,304)

Loss Before Income Tax Benefit	(1,195,989)	(1,503,622)

Income Tax Benefit	(89,133)	(331,642)

Net Loss	$(1,106,856)	$(1,171,980)

Net Loss Per Common Share - Basic and Diluted	$(0.09)	$(0.07)

Weighted Average Common Shares Outstanding – Basic and Diluted	12,405,723	17,790,890
See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Retained
			Additional	Earnings		Total
	Common Stock		Paid-In	[Accumulated	Deferred	Stockholders'
Description	Shares	Par Value	Capital	Deficit]	Compensation	Equity

Balance as of January 1, 2007	17,250,000	$17,250	$1,000	$779,440		$797,690

Private placement offering of common stock	425,000	425	424,575	-	-	425,000

Shared-based compensation	150,000	150	149,850	-	-	150,000

Issuance of common stock for previously rendered
services or those to be performed	250,000	250	249,750	-	(44,307)	205,693

Amortization of deferred compensation in connection
with services rendered	-	-	-	-	30,000	30,000

Net [Loss]	-	-	-	(1,171,980)	-	(1,171,980)

Balance as of December 31, 2007	18,075,000	18,075	825,175	(392,540)	(14,307)	436,403

Cancellation of common stock outstanding	(7,200,000)	(7,200)	7,200	-	-	-

Shared-based compensation	317,500	317	317,183	-	-	317,500

Amortization of deferred compensation in connection
with services rendered	-	-	-	-	14,307	14,307

Issuance of common stock for professional
services rendered	450,000	450	449,550	-	-	450,000

Private placement offering of common stock	600	1	599	-	-	600

Net [Loss]	-	-	-	(1,106,856)	-	(1,106,856)

Balance as of December 31, 2008	11,643,100	$11,643	$1,599,707	$(1,499,396)	$-	$111,954

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007

Operating Activities
Net Loss	$(1,106,856)	$(1,171,980)
Adjustments to Reconcile Net Loss
to Net Cash Used in Operating Activities:
Sales Returns and Allowance Reserve	107,627	(17,450)
Depreciation and Amortization	61,732	55,020
Share-Based Compensation	317,500	150,000
Services Rendered for Common Stock	450,000	--
Amortization of Deferred Compensation	14,307	30,000
Deferred Tax Benefit	(92,484)	(275,126)
Allowance for Doubtful Accounts	80,407	(36,250)

Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	(100,982)	466,234
Inventory	6,763	272
Prepaid Expenses	9,481	(6,425)
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	57,094	183,067
Total Adjustments	911,445	549,342

Net Cash Used in Operating Activities	(195,411)	(622,638)

Investing Activities:
Capital Expenditures	--	(51,542)

Financing Activities:
[Decrease] Increase in Cash Overdraft	(40,800)	48,144
Advances under Bank Lines of Credit - Net	56,828	204,488
Repayments of Notes Payable	(107,970)	(99,678)
Advances from Stockholder - Net	304,243	65,209
Repayments of Capital Leases	(17,490)	(11,450)
Proceeds from Private Placements of Common Stock	600	425,000

Net Cash Provided by Financing Activities	195,411	631,713

Net (Decrease) in Cash	--	(42,467)

Cash - Beginning of Years	--	42,467

Cash - End of Years	$--	$--

See Notes to Financial Statements.

DIAMOND INFORMATION INSTITUTE, INC. D/B/A DESIGNS BY BERGIO
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007

Supplemental Disclosures of Cash Flow Information:
Cash Paid during the years for:
Interest	$101,000	$119,000
Income Taxes	$4,000	$2,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
During 2008 and 2007, the Company issued 200,000 and 250,000 shares of common stock to vendors as full settlement for accounts payable balances amounting to $200,000 and $250,000, respectively. These shares were issued as consideration for payment of accounts payable balances and pre-payments for services to be rendered.

During 2007 the Company entered into certain capital leases for the purchase of equipment having an aggregate net present value of $40,000.

See Notes to Financial Statements.

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Diamond Information Institute Inc. d/b/a Designs by Bergio [the "Company"] is engaged in the product design, manufacturing, distribution of fine jewelry throughout the United States and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company's sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

Basis of Presentation and Liquidity- The accompanying financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets, and liquidation of liabilities in the ordinary course of business. For the year ending December 31, 2008, the Company generated a net loss of approximately $1.1 million. As of December 31, 2008, the Company has funded its working capital requirements primarily through revenue earned, a private placement equity offering and periodic advances from its CEO and principal stockholder.  Management intends to fund future operations through further expansion in its marketplace as well as additional equity offerings.

There can be no assurance that the Company will be successful in obtaining financing at the level needed for long-term operations or on terms acceptable to the Company. In addition, there can be no assurance, assuming the Company is successful in expanding commercialization of its product, realizing revenues and obtaining new equity offerings, that the Company will achieve profitability or positive operating cash flow. The Company is incurring significant losses, which give rise to questions about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

[2] Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured.  The Company maintains a reserve for potential product returns based on historical experience.

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents on hand at December 31, 2008 and 2007.

[2] Summary of Significant Accounting Policies [Continued]

Accounts Receivable – Accounts receivable is generated from sales of fine jewelry to retail outlets throughout the United States. At December 31, 2008 and 2007, accounts receivable were substantially comprised of balances due from retailers.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible.  The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance.  As of December 31, 2008, an allowance for doubtful accounts of $80,407 has been provided. No allowance was deemed necessary at December 31, 2007.

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

In June 2007, the Company recorded an inventory adjustment of approximately $284,000 to more appropriately value amounts on hand at the lower of cost or market.  The inventory adjustment was prompted by the refinement of cost and quantity on hand data attributable to the conversion of the Company's books and records to new accounting software in early 2007.  Subsequent to implementation of the new accounting system, cost and quantity on hand data was refined as the Company discovered product data was not properly defined for importing into the new accounting module.  These data conversion complications were attributable to product information not established on a more disaggregated basis for proper recognition by the accounting module.  In other words, products offered with varying metal and stone qualities were not enumerated as needed, resulting in erroneous price averaging or improper quantities on hand, as product counts were not performed prior to data conversion.

As management's sophistication for use of the accounting software increased, these discrepancies were discovered and corrected through greater specification of the product type in the accounting module and revision of unit costs by comparing to original purchasing documents or physical count of on hand quantities.  These corrective efforts prompted the aforementioned inventory adjustment which is reflected in the Cost of Sales caption of the Statements of Operations.

Concentrations of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  The Company, from time to time, maintains balances in financial institutions beyond the insured amounts.  At December 31, 2008 and 2007, the Company had no cash balances beyond the federally insured amounts.

Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographical areas.  As is characteristic of the Company's

[2] Summary of Significant Accounting Policies [Continued]

business and of the jewelry industry generally, the Company extends its customers seasonal credit terms. The carrying amount of receivables approximates fair value. The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited. Based on management’s review of accounts receivable, an allowance for doubtful accounts has been recorded for the year ending December 31, 2008.  No allowance for doubtful accounts has been deemed necessary for year ending December 31, 2007.  The Company does not require collateral to support these financial instruments.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over estimated useful lives ranging from five (5) to seven (7) years.

Expenditures for repairs and maintenance are charged to expense as incurred whereas expenditures for renewals and improvements that extend the useful life of the assets are capitalized.  Upon the sale or retirement, the cost and the related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported within the Statements of Operations in the period of disposal.

Long-Lived Assets - In accordance with Statement of Financial Accounting Standards ["SFAS"] No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets exceed their fair value as determined by an estimate of undiscounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal.

Fair Value of Financial Instruments - Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.  In assessing the fair value of these financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at that time.  For certain instruments, including the cash overdraft, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.  The fair value of property and equipment is estimated to approximate their net book value.  The fair value of debt obligations as recorded approximates their fair values due to the variable rate of interest associated with these underlying obligations.

Investments in Unconsolidated Affiliates - Investments in unconsolidated affiliates, in which the Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost.  At December 31, 2008 and 2007, the Company had an investment in which the Company

[2] Summary of Significant Accounting Policies [Continued]

owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

Share-Based Compensation - The Company does not currently sponsor stock option plans or restricted stock awards plans.  However, on January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment" using the modified prospective method. SFAS No. 123(R) requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Under the modified prospective  method of adopting SFAS No. 123(R), the Company recognized compensation cost for all share-based payments granted after January 1, 2006, plus any awards granted to employees prior to January 1, 2006 that remain unvested at that time. Under this method of adoption, no restatement of prior periods is made.

The Company applies the fair value provisions of SFAS No. 123(R), to issuances of non-employee equity instruments at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Advertising and Promotional Costs - Advertising and promotional costs are expensed as incurred and are recorded as part of Selling Expenses in the Statement of Operations.  The total cost for the years ended December 31, 2008 and 2007 was approximately $46,000 and $151,000, respectively.

During the year, the Company prepays costs associated with trade shows which, are recorded as Prepaid Expenses in the Balance Sheet and are charged to the Statement of Operations upon the trade shows being conducted.  At December 31, 2008 and 2007, approximately $39,000 and $49,000, respectively of prepaid trade show expenses have been recorded.

Income Taxes - The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes."  Under the asset and liability method of SFAS 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred income tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

On January 1, 2007, we adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which provides a financial

[2] Summary of Significant Accounting Policies [Continued]

statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return.  Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.  The adoption of FIN 48 did not have a material impact on our financial statements.

Basic and Diluted Loss Per Share - Basic earnings per share includes no dilution and is computed by dividing earnings  available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could occur through the effect of common shares issuable upon the exercise of stock options, warrants and convertible securities.  At December 31, 2008 and 2007, 575,000 and 425,000 potential common shares issuable under Class A purchase warrants have not been included in the computation of diluted loss per share since the effect would be anti-dilutive.  These Class A purchase warrants may have a dilutive effect in future periods. .

[3] Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" (SFAS 141(R)), which replaces SFAS No. 141, "Business Combinations." SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS 141(R) may have on our financial statements and believe it could have a significant impact if business combinations are consummated.  However, the effect of which is indeterminable as of December 31, 2008.

[3] Recently Issued Accounting Standards [Continued]

In December 2007, the FASB issued Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51." This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51's consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating this new statement and anticipate that the statement will not have a significant impact on the reporting of our results of operations.

In March 2008, the FASB issued FASB Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities."  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The Company is currently evaluating the impact of adopting SFAS No. 161 on its financial statements.

[4] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	December 31,	December 31,
	2008	2007

Selling Equipment	$56,000	$56,000
Office and Equipment	242,271	242,271
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total – At Cost	324,539	324,539
Less: Accumulated Depreciation and Amortization	163,556	101,824

Property and Equipment - Net	$160,983	$222,715

Depreciation and amortization expense for the years ended December 31, 2008 and 2007 was approximately $62,000 and $55,000, respectively.

[5] Notes Payable

	December 31,	December 31,
	2008	2007

Notes payable due in equal monthly installments, over 36 months, maturing through May 2009 at interest rates of 7.25%. The notes are collateralized by the assets of the Company.	$20,965	$70,833

Notes payable due in equal monthly installments, over 60 months, maturing through May 2011 at interest rates of 7.60%. The notes are collateralized by the assets of the Company.	158,320	216,422

Total	179,285	287,255
Less: Current Maturities Included in Current Liabilities	82,015	110,088

Total Long-Term Portion of Debt	$97,270	$177,167

Maturities of long-term debt are as follows:

Years ended
December 31,
2009	$82,015
2010	67,529
2011	29,741

Total	$179,285

[6] Bank Lines of Credit

During 2007, the Company refinanced its existing credit facilities and notes payable with various other financial institutions.  A summary of these credit facilities is as follows:

	December 31,	December 31,
	2008	2007

Credit Line of $700,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At December 31, 2008 and 2007, the interest rate was 4.00% and 8.00%, respectively. The Credit Line renews annually in May 2009 and is collateralized by the assets of the Company.	$699,999	$699,999

Credit Line of $55,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At December 31, 2008 and 2007, the interest rate was 4.00% and 8.00%, respectively. The Credit Line renews annually in July 2009 and is collateralized by the assets of the Company.	45,793	48,293

Various unsecured Credit Cards of $178,700 and $250,000, minimum payment of principal and interest are due monthly at the credit card's annual interest rate. At December 31, 2008 and 2007, the interest rates ranged from 4.74% to 13.99% and 8.24% to 29.49%, respectively.	164,657	105,329

Total Bank Lines of Credit	$910,449	$853,621
The Company's CEO and majority shareholder also serves as a guarantor of the Company's debt.

The Company had approximately $9,000 and $7,000 available under the various credit facilities (not including credit cards) at December 31, 2008 and 2007, respectively.

[7] Equipment Held Under Capital Leases

The Company's equipment held under the capital lease obligations as of December 31, 2008 and  2007 is summarized as follows:

	December 31,	December 31,
	2008	2007

Showroom Equipment	$96,000	$96,000
Less: Accumulated Amortization	35,733	16,533

Equipment Held under Capitalized Lease Obligations - Net	$60,267	$79,467

[7] Equipment Held Under Capital Leases [Continued]

Amortization related to the equipment held under capital leases for the years ended December 31, 2008 and 2007 was approximately $19,000 and $17,000, respectively.

As of December 31, 2008 the future minimum lease payments under the capital leases are as follows:

2009	$26,432
2010	26,432
2011	18,451

Total	71,315
Less: Amount Representing Imputed Interest	8,821

Present Value of Net Minimum Capital Lease Payments	62,494
Less: Current Portion of Capitalized Lease Obligations	23,402

Non Current Portion of Capitalized Lease Obligations	$39,092

Interest expense related to capital leases for the years ended December 31, 2008 and 2007 was approximately $7,000 and $4,000, respectively.

[8] Income Taxes

The income tax [benefit] provision is as follows:

	Year Ended
	December 31,
	2008	2007
Current:
Federal	$-	$-
State	3,353	2,117

Totals	3,353	2,117

Deferred:
Federal	(78,672)	(222,506)
State	(13,814)	(111,253)

Totals	(92,486)	(333,759)

Totals	$(89,133)	$(331,642)

[8] Income Taxes [Continued]

Deferred income tax assets [liabilities] are as follows:

	December 31,	December 31,
	2008	2007

Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$ 590,514	$ 301,900
Allowance for Doubtful Accounts	32,115	--
Allowance for Sales Returns	52,862	--
Differences in Income Tax to Financial Reporting Accounting Method	--	88,316
Totals	675,491	390,216

Deferred Income Tax Liabilities:
Property and Equipment Differences in Income Tax to Financial Reporting Accounting Method	$ (25,546) --	$ (14,388) (468,312)
Election to Change from Cash to Accrual Basis of Income Tax Accounting	(374,879)	--
Totals	(400,425)	(482,700)
Gross Deferred Tax Asset [Liability]	275,066	(92,484)

Valuation Allowance for Deferred Taxes	(275,066)	--
Net Deferred Tax Asset [Liability]	$ --	$ (92,484)

Reconciliation of the Federal statutory income tax rate to the effective income tax rate is as follows:

	2008	2007

U.S. statutory rate	(34%)	(34%)
State income taxes – net of federal benefit	6%	6%
Change in valuation allowance and other	21%	6%
Effective rate	(7%)	(22%)

Effective with the 2008 tax year, management voluntarily elected a change in its method of tax accounting to the accrual basis as required by Section 481 of the Internal Revenue Code (the "IRC").  In management's opinion, based on provisions of the IRC, a voluntary election to the accrual basis of tax reporting should not subject the Company to tax examinations for previous years that income tax returns have been filed and prompt an uncertain tax position in accordance with the Financial Accounting Standards Board Interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes.  As a result, no contingent liability has been recorded for the anticipated change in tax reporting.  Further, the resulting tax liability from the change in tax accounting method will be reduced by operating losses previously incurred.

[8] Income Taxes [Continued]

At December 31, 2008, the Company had approximately $1,482,000 of federal net operating tax loss carryforwards expiring at various dates through 2028.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company's ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.

[9] Stockholders' Equity

Articles of Incorporation Amendment and Stock Split - The Company's Certificate of Incorporation, as amended, authorizes the issuance of up to 25,000,000 shares of common stock at a par value of $.001 per share.  Over the course of 2007, the Company's Board of Directors ratified two forward stock splits. The first stock split, for 1.725 to 1 and the second for 10,000 to 1.

This resulted in common stock outstanding increasing from 1,000 to 17,250,000 which were all owned by the Company's founder and CEO. The per share data for all periods presented has been retroactively adjusted due to each of the stock splits.

Subsequent to the forward stock splits, the Company's founder and CEO transferred a total of 2,250,000 shares to the Company's President and an Advisory Panel member.  Upon resignation of the Company’s President and Advisory Panel Member in late 2007, the Company cancelled 2,200,000 of the shares previously issued to those individuals along with, 5,000,000 shares held by the CEO and principal stockholder.  These shares were cancelled in February 2008.

The share and per share data for all periods presented has been retroactively adjusted to reflect the stock splits.

Private Placement Offering - During the second quarter of 2007, the Company conducted a private placement offering (the "Offering") of its common stock to Accredited Investors in accordance with SEC regulations.  The offering was up to 40 units at $25,000 per unit or $1,000,000 in total.  Each unit was composed of 25,000 shares of common stock and 25,000 "Class A" common stock purchase warrants to purchase additional shares at $1.50 per share.

Through the aforementioned period, the Company issued 17 units or 425,000 shares resulting in total cash proceeds of $425,000.  Through December 31, 2008, no "Class A" purchase warrants were exercised by the investors.

[9] Stockholders' Equity (Continued)

Debt Conversions - In April 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 100,000 shares of common stock at $1 per share to a vendor as full satisfaction for accounts payable previously due and future services to be rendered.  Of the total $100,000 of common stock issued, $55,000 was to satisfy previous account payable balances and $45,000 was issued as consideration for future services to be rendered and is reflected in the Deferred Compensation caption of the stockholders' equity section of the Balance Sheet, of which approximately $14,000 and $31,000, respectively was expensed in 2008 and 2007. The shares have a one year restriction from sale or offering.

In June 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 150,000 shares of common stock at a fair market value of $1 per share to a vendor as full satisfaction of an accounts payable balance of $150,000.  The shares have a one year restriction from sale or offering and the Agreement allows for the vendor to purchase for a period of 60 months from the date of closing of this Agreement 150,000 shares of common stock under "Class A" purchase warrants at $1.50 per share.  Through December 31, 2008, no "Class A" purchase warrants were exercised by the vendor.

Of the total 250,000 shares issued in connection with debt conversions and future services to be rendered, 205,000 shares of common stock valued at $1 per share or $205,000 were in full satisfaction of prior debts outstanding while, 45,000 shares of common stock valued at $1 or $45,000 were issued in connection with future services to be rendered.  As of December 31, 2007, approximately $14,000 of Deferred Compensation remained unamortized in connection with the 45,000 shares previously issued.  At December 31, 2008, the balance was fully amortized.

Restricted Share Issuances - During 2007, the Board of Directors ratified issuance of 50,000 restricted shares of common stock to the Company's CEO, also serving as a director, as compensation for services rendered through December 31, 2007.  The Board of Directors also ratified issuance of a total of 100,000 restricted shares of common stock to two of the Company's Advisory Panel Members as compensation for services rendered from January through December of 2007.

For the year ended December 31, 2007, the Company valued their shares based on recent stock transaction, and recorded $150,000 of stock based compensation expense which is reflected as part of General and Administrative expenses in the Statement of Operations.

In January 2008, two Advisory Panel members and a Board of Director member received restricted common stock for services to be rendered throughout 2008.  The two Advisory Panel members received 50,000 and 100,000 shares, respectively, with a fair value of $1.00 per share or $150,000 while the Board of Director member received 50,000 shares with a fair value of $1.00 per share or $50,000.  For the year ended December 31, 2008, $200,000 was charged to the Statement of Operations as Share-based Compensation expense.

[9] Stockholders' Equity (Continued)

Also in January 2008, the Company issued 117,500 shares of restricted common stock with a fair value of $1.00 per share or $117,500 to employees.  Shares issued in connection with the Board of Director consent, were dispersed ratably over the first two quarters of 2008 as authorized in the consent.

Additionally, in January and February 2008, the Company sold 600 shares of common stock at $1.00 per share to individual investees.

Finally, in February 2008, certain stockholders of the Company with significant ownership, cancelled shares they owned for no consideration.  The share cancellation totaled 7,200,000 of shares previously outstanding.

For the year ended December 31, 2008, the Company issued to its SEC counsel, 450,000 shares of restricted common stock with a fair value of $1.00 per share or $450,000 for services previously rendered in connection with the effective filing of Form S-1 with the SEC.

[10] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs.  At December 31, 2008 and 2007, $394,532 and $90,289, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 4.99% at December 31, 2008.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

In 2007, the Company hired an information technology company to provide consultation and technical support related to certain software applications and technology infrastructure.  The information technology company is also a shareholder of the Company with a total ownership interest of less than 1%.  During 2007, common stock issued to this information technology company in connection with services rendered or, to be performed in future periods totaled $100,000 or 100,000 shares of common stock with a fair value of $1 per share. Of the total, $45,000 related to future services and was recorded as deferred compensation.  See “Debt Conversions” Note 9.

[11] Commitment and Contingencies

Operating Leases - The Company leases certain office and manufacturing facilities and equipment. The lease agreements, which expire at various dates through 2011, are subject, in many cases, to renewal options and provide for the payment of taxes, and operating costs, such as insurance and maintenance.  Certain leases contain escalation clauses resulting from the pass-through of increases in operating costs and property taxes.  All these leases are classified as operating leases.

[11] Commitment and Contingencies [Continued]

Aggregate minimum annual rental payments under non-cancelable operating leases are as follows:

Years ended
December 31,
2009	$ 21,400
2010	14,800
2011	600

Total	$ 36,800

Rent expense for the Company's operating leases for the years ended December 31, 2008 and 2007 was approximately $23,000 and $26,000, respectively.

Litigation - The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  As of December 31, 2008 and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements.

[12] Subsequent Events

In January 2009, the Company issued to its SEC counsel 100,000 shares of restricted common stock with a fair value of $1.00 per share for services previously rendered in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker, which was completed in January 2009.

In February 2009, the Company issued to its CEO 50,000 shares of restricted common stock with a fair value of $1.00 per share for services as a Board of Directors member throughout 2009.

In February 2009, the Company issued to its SEC counsel 20,000 shares of restricted common stock with a fair value of $1.00 per share for legal services to be provided regarding the Company’s SEC filings for the 2009 reporting year.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 19, 2009, in accordance with the Exchange Agreement dated October 19, 2009 the Company acquired all of the issued and outstanding shares of Diamond Information Institute, Inc. (DII), which resulted in a parent-subsidiary relationship. In exchange for all of the issued and outstanding shares of DII, the shareholders of DII received 2,585,175 shares of the Company’s common stock which represented approximately 60% of the outstanding common stock following the Acquisition. Concurrently, the Company’s name was changed to Bergio International, Inc.

There were 5,033,450 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Acquisition and the cancellation of 3,310,000 shares by Mr. Owen Gibson and certain other shareholders. Following these events, there were 4,308,625 shares outstanding.

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of the companies.  The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below.  In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.  The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

•
The unaudited Pro Forma Combined Balance Sheet as of December 31, 2008 combines the historical balance sheet of the companies as of December 31, 2008, giving effect to the acquisitions/mergers as if they had occurred on January 1, 2008.

•
The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2008 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had occurred on January 1, 2008.

•
The unaudited Pro Forma Combined Balance Sheet as of September 30, 2009 combines the historical balance sheet of the companies as of September 30, 2009, giving effect to the acquisitions/mergers as if they had occurred on January 1, 2008.

•
The unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2009 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had occurred on January 1, 2008.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Bergio International, Inc. and Diamond Information Institute, Inc. as of and for the year ended December 31, 2008, and the unauidted interim financial statements of each company as of and for the nine months ended September 30, 2009.

BERGIO INTERNATIONAL, INC.
(AN EXPLORATION STAGE COMPANY)

TABLE OF CONTENTS

Pro Forma Combined Balance Sheet as of
December 31, 2008                                                                                                                                           2

Pro Forma Combined Statement of Operations as of
December 31, 2008                                                                                                                                           3

Pro Forma Combined Balance Sheet as of
September 30, 2009                                                                                                                                          2

Pro Forma Combined Statement of Operations as of
September 30, 2009                                                                                                                                          3

Notes to the Pro Forma Adjustments                                                                                                            4

BERGIO INTERNATIONAL, INC.
(AN EXPLORATION STAGE COMPANY)
PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2008

ASSETS	Bergio International, Inc.	Diamond Information Institute, Inc.	Pro Forma Adjustments	Total
Current Assets
Cash and cash equivalents	$21,430	$0		$21,430
Accounts receivable, net	0	713,194		713,194
Prepaid expenses	0	39,138		39,138
Inventory	0	1,326,989		1,326,989
Total Current Assets	21,430	2,079,321		2,100,751

Property and Equipment, Net	0	160,983		160,983

Other Assets
Investment in unconsolidated affiliate	0	5,000		5,000

TOTAL ASSETS	$21,430	$2,245,304		$2,266,734

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$23,985	$446,892		$470,877
Cash overdraft	0	7,345		7,345
Lines of credit, net	0	910,449		910,449
Current maturities of notes payable	0	82,015		82,015
Current maturities of capital leases	0	23,402		23,402
Advances from stockholder, net	0	394,532		394,532
Sales returns and allowances reserve	0	132,353		132,353
Total Current Liabilities	23,985	1,996,988		2,020,973

Long-Term Liabilities
Notes payable	0	97,270		97,270
Capital leases	0	39,092		39,092
Total Long-Term Liabilities	0	136,362		136,362

TOTAL LIABILITIES	23,985	2,133,350		2,157,335

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital stock	5,033	11,643	(11,643)a 2,585b (3,310)c	4,308
Paid in capital	30,312	1,599,707	(1,599,707)a 112,679b	142,991
Accumulated deficit	(37,900)	(1,499,396)	1,499,396a	(37,900)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,555)	111,954		109,399

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,430	$2,245,304		$2,266,734

See accompanying notes to the Pro Forma adjustments.

BERGIO INTERNATIONAL INC.
(AN EXPLORATION STAGE COMPANY)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Bergio International, Inc.	Diamond Information Institute, Inc.	Pro Forma Adjustments	Totals

Gross Revenues	$0	$1,385,620		$1,385,620
Cost of Goods Sold	0	847,976		847,976
Gross Profit	0	537,644		537,644

Operating Expenses	36,941	1,631,287		1,668,228
Operating Loss	(36,941)	(1,093,643)		(1,130,584)

Other Income (Expense)	0	(102,346)		(102,346)

Net Loss Before Provision for Income Taxes	(36,941)	(1,195,989)		(1,232,930)

Provision for Income Taxes	0	(89,133)		(89,133)

Net Loss	$(36,941)	$(1,106,856)		$(1,143,797)

Weighted Average Number Of Shares Outstanding				4,308,625
Net Loss Per Share				$(0.27)

See accompanying notes to the Pro Forma adjustments.

BERGIO INTERNATIONAL, INC.
(AN EXPLORATION STAGE COMPANY)
PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2009 (UNAUDITED)

ASSETS	Bergio International, Inc.	Diamond Information Institute, Inc.	Pro Forma Adjustments	Total
Current Assets
Cash and cash equivalents	$16,669	$0		$16,669
Accounts receivable, net	0	332,231		332,231
Prepaid expenses and taxes	0	6,752		6,752
Inventory	0	1,468,506		1,468,506
Total Current Assets	16,669	1,807,489		1,824,158

Property and Equipment, Net	0	174,938		174,938

Other Assets
Investment in unconsolidated affiliate	0	5,000		5,000

TOTAL ASSETS	$16,669	$1,987,427		$2,004,096

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$26,985	$469,271		$496,256
Cash overdraft	0	24,671		24,671
Lines of credit, net	0	925,201		925,201
Current maturities of notes payable	0	87,273		87,273
Current maturities of capital leases	0	21,804		21,804
Advances from stockholder, net	0	471,078		471,078
Sales returns and allowances reserve	0	34,808		34,808
Total Current Liabilities	26,985	2,034,106		2,061,091

Long-Term Liabilities
Notes payable	0	116,987		116,987
Capital leases	0	22,793		22,793
Total Long-Term Liabilities	0	139,780		139,780

TOTAL LIABILITIES	26,985	2,173,886		2,200,871

STOCKHOLDERS’ DEFICIT
Capital stock	5,033	11,814	(11,814)a 2,585b (3,310)c	4,308
Paid in capital	30,312	1,660,535	(1,660,535)a (185,734)b	(155,422)
Accumulated deficit	(45,661)	(1,858,808)	1,858,808a	(45,661)
TOTAL STOCKHOLDERS’ DEFICIT	(10,316)	(186,459)		(196,775)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,669	$1,987,427		$2,004,096

See accompanying notes to the Pro Forma adjustments.

BERGIO INTERNATIONAL, INC.
(AN EXPLORATION STAGE COMPANY)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 (UNAUDITED)

	Bergio International, Inc.	Diamond Information Institute, Inc.	Pro Forma Adjustments	Totals

Gross Revenues	$0	$708,959		$708,959
Cost of Goods Sold	0	511,925		511,925
Gross Profit	0	197,034		197,034

Operating Expenses	7,761	487,457		495,218
Operating Loss	(7,761)	(290,423)		(298,184)

Other Income (Expense)	0	(66,909)		(66,909)

Net Loss Before Provision for Income Taxes	(7,761)	(357,332)		(365,093)

Provision for Income Taxes	0	2,080		2,080

Net Loss	$(7,761)	$(359,412)		$(367,173)

Weighted Average Number Of Shares Outstanding				4,308,625
Net Loss Per Share				$(0.09)

See accompanying notes to the Pro Forma adjustments.

 BERGIO INTERNATIONAL, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE PRO FORMA ADJUSTMENTS (unaudited)
DECEMBER 31, 2008 AND SEPTEMBER 30, 2009

(a) Elimination of Diamond Information Institute, Inc. equity section in share exchange

(b) Issuance of 2,585,175 shares, par value $0.001 of Bergio International, Inc. in exchange for 100% of Diamond Information Institute, Inc. shares

(c) Cancellation of 3,310,000 shares of Bergio International, Inc. as per agreement

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$100.83
Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	$14,800.00
Total	$49,900.83

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the past three years the Company has had the following unregistered sales of its securities:

2009

In January 2009, the Company agreed to issue its SEC counsel, 100,000 shares of restricted common stock with a fair value of $0.40 per share or $40,000 for services in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker. The Share-Based Compensation expense for the three and nine months ended September 30, 2009 amounted to $0 and $40,000, respectively.

In February 2009, the Company issued to its CEO 50,000 shares of restricted common stock with a fair value of $0.40 per share or $20,000 for services as a Board of Directors member throughout 2009.  The Share-based Compensation expense for the three and nine months ended September 30, 2009 amounted to $5,000 and $15,000, respectively.

On November 16, 2009 we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $25,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 88% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 24 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $25,000,000. Pursuant to the Securities Purchase Agreement, on December 16, 2009, Tangiers will receive a one-time commitment fee equal to $500,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.  As of December 1, 2009, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.

2008

In January 2008, two Advisory Panel members and a Board of Director member received restricted common stock for services to be rendered throughout 2008.  The two Advisory Panel members received 50,000 and 100,000 shares, respectively, with a fair value of $1.00 per share or $150,000 while the Board of Director member received 50,000 shares with a fair value of $1.00 per share or $50,000.  For the year ended December 31, 2008, $200,000 was charged to the Statement of Operations as Share-based Compensation expense.

In January 2008, the Company issued 117,500 shares of restricted common stock with a fair value of $1.00 per share or $117,500 to employees.  Shares issued in connection with the Board of Director consent, were dispersed ratably over the first two quarters of 2008 as authorized in the consent.

In January and February 2008, the Company sold 600 shares of common stock at $1.00 per share to individual investees.

For the year ended December 31, 2008, the Company issued to its SEC counsel, 450,000 shares of restricted common stock with a fair value of $1.00 per share or $450,000 for services previously rendered in connection with the effective filing of Form S-1 with the SEC.

2007

In April 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 100,000 shares of common stock at $1 per share to a vendor as full satisfaction for accounts payable previously due and future services to be rendered.  Of the total $100,000 of common stock issued, $55,000 was to satisfy previous account payable balances and $45,000 was issued as consideration for future services to be rendered and is reflected in the Deferred Compensation caption of the stockholders' equity section of the Balance Sheet, of which approximately $14,000 and $31,000, respectively was expensed in 2008 and 2007. The shares have a one year restriction from sale or offering.

In June 2007, the Company entered into a Debt Conversion Agreement (the "Agreement") and issued 150,000 shares of common stock at a fair market value of $1 per share to a vendor as full satisfaction of an accounts payable balance of $150,000.  The shares have a one year restriction from sale or offering and the Agreement allows for the vendor to purchase for a period of 60 months from the date of closing of this Agreement 150,000 shares of common stock under "Class A" purchase warrants at $1.50 per share.  Through December 31, 2008, no "Class A" purchase warrants were exercised by the vendor.

During the second quarter of 2007, the Company conducted a private placement offering (the "Offering") of its common stock to Accredited Investors in accordance with SEC regulations.  The offering was up to 40 units at $25,000 per unit or $1,000,000 in total.  Each unit was composed of 25,000 shares of common stock and 25,000 "Class A" common stock purchase warrants to purchase additional shares at $1.50 per share.

During 2007, the Board of Directors ratified issuance of 50,000 restricted shares of common stock to the Company's CEO, also serving as a director, as compensation for services rendered through December 31, 2007.  The Board of Directors also ratified issuance of a total of 100,000 restricted shares of common stock to two of the Company's Advisory Panel Members as compensation for services rendered from January through December of 2007.

For the year ended December 31, 2007, the Company valued their shares based on recent stock transaction, and recorded $150,000 of stock based compensation expense which is reflected as part of General and Administrative expenses in the Statement of Operations.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.	Exhibits

EXHIBIT	DESCRIPTION
3.0	Articles of Incorporation, as amended Incorporated by reference to the Registration Statement on Form S-1/A filed April 23, 2008
3.1	Certificate of Amendment Incorporated by reference to the Company’s 8K filed on October 22, 2009
3.2	Bylaws, as amended Incorporated by reference to the Registration Statement on Form S-1/A filed April 23, 2008
5.1	Opinion of Legal Counsel (to be filed by amendment)
10	Securities Purchase Agreement, dated November 16, 2009, between the Company and Tangiers Investors, LP
10.1	Registration Right Agreement dated November 16, 2009 between the Company and Tangiers Investors, LP
10.2	Share Exchange Agreement between Diamond Information Institute and Alba Mineral Exploration dated October 19, 2009, Incorporated by reference to the Company’s 8K filed on October 21, 2009.
16.1	Letter from Seale and Beers, CPAs, dated October 22, 2009 to the Securities and Exchange Commission Incorporated by reference as an Exhibit to the Company's 8K filed on October 27, 2009 with the Securities and Exchange Commission
23.1	Auditor's Consent
23.2	Consent of Legal Counsel(included in Exhibit 5.1)

Item 17.                      Undertakings
(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of New Jersey, on the 15th day of January 2010.

BERGIO INTERNATIONAL, INC.

Date: January 15, 2010	By:	/s/ Berge Abajian
Berge Abajian
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statements was signed by the following persons in the capacities and on the dates stated:

Date: January 15, 2010	By:	/s/Berge Abajian
Berge Abajian
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Sole Director